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                                                                  EXHIBIT 4.1













                              INDENTURE

                     Dated as of December 15, 1993

                             by and between

                             FM 1993A CORP.,

                              the Issuer,

                                  and

                   STATE STREET BANK AND TRUST COMPANY,


                               the Trustee


                               $70,000,000
               9.75% SENIOR SECURED NOTES DUE NOVEMBER 1, 2003















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                            TABLE OF CONTENTS


                                                               Page

ARTICLE ONE         DEFINITIONS ........................           3

Section 1.1.        Definitions ........................           3

ARTICLE TWO         THE NOTES ..........................          22

Section 2.1.        Form Generally .....................          22

Section 2.2.        Forms of Notes and Certificates of
                    Authentication .....................          23

Section 2.3.        Authorized Amount; Stated Maturity;
                    Note Interest Rate .................          23

Section 2.4.        Denominations ......................          24

Section 2.5.        Execution, Authentication, Delivery
                    and Dating .........................          24

Section 2.6.        Exchange and Registration of
                    Transfer of Notes; Restrictions on
                    Transfer; Depositary ...............          25

Section 2.7.        Mutilated, Destroyed, Lost or Stolen
                    Notes ..............................          31

Section 2.8.        Payment of Principal and Interest;
                    Principal  and Interest Rights
                    Preserved ..........................          32

Section 2.9.        Prepayment .........................          34

Section 2.10.       Persons Deemed Owners ..............          34

Section 2.11.       Cancellation .......................          34

Section 2.12.       Non-recourse .......................          35

ARTICLE THREE       DELIVERY OF NOTES AND DISTRIBUTION
                    OF PROCEEDS ........................          36

Section 3.1.        General Provisions ................           36

Section 3.2.        Collateral Support .................          37
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Section 3.3.        [Intentionally Omitted] ............           41

Section 3.4.        Distribution of Proceeds of Notes ..           43

ARTICLE FOUR        SATISFACTION AND DISCHARGE .........           45

Section 4.1.        Satisfaction and Discharge of
                    Indenture ..........................           45

Section 4.2.        Application of Trust Money .........           46

ARTICLE FIVE        EVENTS OF DEFAULT; REMEDIES ........           46

Section 5.1.        Events of Default ..................           46

Section 5.2.        Acceleration of Maturity,
                    Foreclosure Events, Rescission and
                    Annulment ..........................           48

Section 5.3.        Collection of Indebtedness and Suits
                    for Enforcement by Trustee .........           49

Section 5.4.        Remedies ...........................           50

Section 5.5.        Optional Preservation of Trust
                    Estate .............................           52

Section 5.6.        Trustee May File Proofs of Claim ...           53

Section 5.7.        Trustee May Enforce Claims Without
                    Possession of Notes ................           54

Section 5.8.        Application of Money Collected .....           55

Section 5.9.        Limitation on Suits ................           56

Section 5.10.       Rights of Noteholders to Receive
                    Principal, Premium and Interest ....           57

Section 5.11.       Restoration of Rights and Remedies..           58

Section 5.12.       Rights and Remedies Cumulative .....           58

Section 5.13.       Delay or Omission Not Waiver .......           58

Section 5.14.       Control by Noteholders .............           59

Section 5.15.       Waiver of Past Defaults ............           60

Section 5.16.       Undertaking for Costs ..............           60
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Section 5.17.        Waiver of Stay, Extension or Usury
                     Laws ...............................          61

Section 5.18.        Sale of Trust Estate ...............          61

Section 5.19.        Action on Notes ....................          63

ARTICLE SIX          THE TRUSTEE ........................          63

Section 6.1.         Certain Duties and Responsibilities.          63

Section 6.2.         Notice of Default ..................          65

Section 6.3.         Certain Rights of Trustee ..........          65

Section 6.4.         Not Responsible for Recitals or
                     Issuance of Notes ..................          67

Section 6.5.         May Not Hold Notes .................          68

Section 6.6.         Money Held in Trust ................          68

Section 6.7.         Compensation and Reimbursement .....          68

Section 6.8.         Corporate Trustee Required;
                     Eligibility ........................          69

Section 6.9.         Resignation and Removal; Appointment
                     of Successor .......................          70

Section 6.10.        Acceptance of Appointment by
                     Successor ..........................          72

Section 6.11.        Merger, Conversion, Consolidation or
                     Succession to Business of Trustee ..          72

Section 6.12.        Co-Trustees and Separate Trustee ...          73

Section 6.13.        Representations and Warranties of
                     Trustee ............................          74

ARTICLE SEVEN        COVENANTS ..........................          76

Section 7.1.         Payment of Principal and Interest...          76

Section 7.2.         Appointment of Agent ...............          76

Section 7.3.         Money for Note Payments ............          76

Section 7.4.         Existence of Issuer ................          76
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Section 7.5.         Protection of Trust Estate .........          77

Section 7.6.         Opinions as to Trust Estate ........          78

Section 7.7.         Performance of Obligations .........          79

Section 7.8.         Certain Negative Covenants .........          79

Section 7.9.         Statement as to Compliance .........          81

Section 7.10.        Issuer May Not Consolidate, Etc. ...          82

Section 7.11.        No Other Business ..................          82

Section 7.12.        No Purchase of Notes ...............          82

Section 7.13.        Investment Company Act .............          82

Section 7.14.        Notice of Event of Default .........          82

Section 7.15.        Use of Proceeds ....................          82

Section 7.16.        Books and Records ..................          83

Section 7.17.        Consents, Waivers and Modifications
                     of Other Agreements ................          83

Section 7.18.        Grant of Trust Estate ..............          83

Section 7.19.        Rent to be Paid Over to Trustee ....          84

Section 7.20.        Fiscal Year End ....................          84

Section 7.21.        Inspection .........................          84

Section 7.22.        Access to Accountants ..............          85

Section 7.23.        Provision of Rule 144A Information..          85

Section 7.24.        Maintenance of Office ..............          86

Section 7.25.        Copies of Notices ..................          86

Section 7.26.        Performance By Foodmaker ...........          86

ARTICLE EIGHT        SUPPLEMENTAL INDENTURES ............          86

Section 8.1.         Supplemental Indentures ............          86

Section 8.2.         Execution of Supplemental Indentures          89
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Section 8.3.          Effect of Supplemental Indentures ..         89

ARTICLE NINE          ACCOUNTS, ACCOUNTING AND RELEASES ..         89

Section 9.1.          Collection of Money ................         89

Section 9.2.          Collection Account and Sinking Fund
                      Account ............................         90

Section 9.3.          Accounting .........................         94

Section 9.4.          Construction Account ...............         97

Section 9.5.          Releases from the Construction
                      Account ............................         98

Section 9.6.          Establishment of and Releases from
                      Closing Costs Account and
                      Administrative Expenses Account ....        103

Section 9.7.          Releases ...........................        105

Section 9.8.          Reports ............................        105

Section 9.9.          Form of Reports ....................        106

ARTICLE TEN           APPLICATION OF MONIES ..............        106

Section 10.1.         Disbursements of Monies from the
                      Collection Account .................        106

Section 10.2.         Trust Account ......................        108

ARTICLE ELEVEN        ADMINISTRATION AND SERVICING OF CRC
                      NOTES AND MORTGAGES ................        108

Section 11.1.         Duties and Responsibilities as to
                      Servicing ..........................        108

Section 11.2.         Delegation of Duties; Sub-Servicing         108

Section 11.3.         Fidelity Note and Errors and
                      Omissions Insurance Policy .........        109

Section 11.4.         Files and Records ..................        110

Section 11.5.         Trustee Receipt of Insurance and
                      Condemnation Proceeds; Establishment
                      of Proceeds Account ................        110
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Section 11.6.         Excess Insurance and Condemnation
                      Proceeds ...........................        111

Section 11.7.         Payment of Taxes and Other Charges..        111

Section 11.8.         Maintenance of Casualty Insurance ..        111

Section 11.9.         Insurance Proceeds .................        111

Section 11.10.        Enforcement of CRC Leases ..........        112

Section 11.11.        Protection of Security .............        112

Section 11.12.        Notices of Default .................        113

Section 11.13.        Intentionally Omitted ..............        113

Section 11.14.        Modifications, Etc .................        113

Section 11.15.        Realization Upon Defaulted Mortgage
                      Loans ..............................        114

Section 11.16.        Title to REO Property; REO Account .        116

Section 11.17.        Management of REO Properties .......        117

Section 11.18         Property Substitution ..............        118

Section 11.19.        Early Termination Election .........        121

Section 11.20.        Limitation on Liability of the
                      Trustee Under Article Eleven .......        122

ARTICLE TWELVE        MISCELLANEOUS ......................        122

Section 12.1.         Right to List of Holders ...........        122

Section 12.2.         Form of Documents Delivered to
                      Trustee ............................        123

Section 12.3.         Acts of Noteholders ................        123

Section 12.4.         Notices, Etc., to Trustee and Issuer        124

Section 12.5.         Notices to Noteholders; Waiver .....        124

Section 12.6.         Effect of Headings and Table of
                      Contents ...........................        125

Section 12.7.         Successors and Assigns .............        125
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Section 12.8.         Separability .......................        125

Section 12.9.         Benefits of Indenture ..............        125

Section 12.10.        Legal Holidays .....................        126

Section 12.11.        Limitation on Interest .............        126

Section 12.12.        Governing Law ......................        126

Section 12.13.        Counterparts .......................        126

Section 12.14.        Indulgences Not Waivers ............        127

Section 12.15.        Recordation of Agreement ...........        127

Section 12.16.        Attorneys' Fees ....................        127
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                                INDENTURE


                    Indenture, dated as of December 15, 1993, between FM 1993A CORP., a Delaware corporation (herein, together with its permitted successors and assigns, called the "Issuer"), and STATE STREET BANK AND TRUST COMPANY, as trustee (herein, together with its permitted successors in the trusts hereunder, called the "Trustee").

                    PRELIMINARY STATEMENT: The Issuer and the Trustee are each duly authorized to execute and deliver this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary to make this Indenture a valid agreement of the Issuer and the Trustee in accordance with its terms have been done. All things necessary to make the Notes, when executed by the Issuer and authenticated, issued, and delivered under this Indenture, the valid, binding, and enforceable obligations of the Issuer have been done. All capitalized terms used but not otherwise defined shall have the meanings set forth in Article One of this Indenture.

                    GRANTING CLAUSE: The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Notes, all of the Issuer's right, title and interest now owned or hereafter acquired in, to and under all of (but none of its obligations with respect to any of) its assets, whether now existing or hereafter coming into existence, including, without limitation, (a) the CRC Notes, the CRC-I Lease Assignment, the CRC-II Lease Assignment, the CRC-I Mortgages, the CRC-II Mortgages, the Foodmaker Mortgages, the Deposit Accounts Security Agreements, and the Financing Statements, and all other Mortgage Note Documents, including, without limitation, any collateral that may be acquired by foreclosure or deed in lieu of foreclosure and all proceeds of or to which the Issuer is entitled under any of the foregoing, including without limitation, Insurance and Condemnation Proceeds, Liquidation Proceeds and all income from REO Properties; (b) all funds from time to time held in the Collection Account, including Reinvestment Income (if any) thereon; (c) all funds from time to time held in the Construction Account, including Reinvestment Income thereon;
(d) all funds from time to time held in the Proceeds Account, including Reinvestment Income (if any) thereon; (e) all funds from time to time held in any REO Account, including Reinvestment Income thereon; (f) all
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funds from time to time held in the Administrative Expenses Account, including Reinvestment Income (if any) thereon; (g) all funds from time to time held in the Closing Costs Account, including Reinvestment Income (if any) thereon; (h) all funds from time to time held in the Sinking Fund Account, including Reinvestment Income thereon; (i) all funds from time to time held in the Equity Collection Account, including Reinvestment Income thereon; (j) all funds from time to time held in the Additional Unit Acquisition Account, including Reinvestment Income thereon; (k) the Insurance Policies; (l) other contracts or agreements of the Issuer; (m) all other property, real or personal, tangible or intangible; and (n) all proceeds of any of the foregoing of every kind and nature whatsoever, including without limitation, proceeds of proceeds, and the conversion, voluntary or involuntary, of any of the foregoing into cash or other property (including, but not limited to, any Eligible Investments) (collectively, the "Trust Estate"). The Trustee acknowledges such Grant, accepts the trusts hereunder and the Trust Estate for the benefit of and as agent for the Holders of the Notes in accordance with the provisions hereof.

                    HABENDUM CLAUSE: To have and to hold in trust the Trust Estate, for the equal and ratable benefit and security of all present and future Holders of the Notes issued and to be issued under this Indenture, without preference, priority, or distinction as to lien or otherwise (except as herein expressly provided), of any one Note over any other Note upon the terms and subject to the conditions hereinafter set forth.

                    ISSUER'S CAPACITY: In executing the Notes and this Indenture, the Issuer will be acting both as principal and as agent for each Borrower to the extent of such Borrower's obligations under the Notes. As used in this Indenture, references to "the Issuer" shall be interpreted to include the Issuer in its capacity as principal and the Issuer in its capacity as agent for each Borrower pursuant to the Agency Agreement with such Borrower and with respect to such Borrower's obligations under this Indenture.

                    LEASE PAYMENTS: The Lessee has been directed to make all payments of Rent and all other amounts which are required to be paid to or deposited with the Borrowers pursuant to the CRC Leases directly to the Trustee at such address or addresses as the Trustee shall from time to time specify, for application as provided in this Indenture. Further, each Borrower agrees that promptly on receipt thereof, such Borrower will transfer to the Trustee any and all moneys from time to time received by such Borrower
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constituting part, or intended to constitute part, of the Trust Estate, whether or not expressly referred to in the immediately preceding sentence, for application pursuant to this Indenture, except for any amounts released from the lien of this Indenture and, directly or indirectly, to such Borrower by the Trustee under the terms of this Indenture.

                                ARTICLE ONE

                                DEFINITIONS

Section 1.1  Definitions.

                    Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine, and neuter genders of such terms. Each definition with respect to an agreement, instrument, or other document shall be deemed to include such agreement, instrument, or other document as it may be amended, modified, or supplemented in accordance with its terms and, if applicable, in accordance with the terms hereof.

                    "Accountants' Certificate": A letter of a firm of Independent certified public accountants of nationally recognized reputation appointed by the Issuer which may be a firm of Independent accountants that audits the financial statements of the Issuer or any of its Affiliates.

                    "Act" or "Acts of Noteholders": The meanings specified in Section 12.3.

                    "Additional Unit Acquisition Account": The trust account established and maintained by the Trustee as a subaccount of the Construction Account pursuant to Section 9.4.

                    "Administrative Expenses": Without duplication, the sum of: (a) amounts due the Trustee under Section 6.7; (b) expenses incurred by the Trustee relating to the administration and maintenance of the Trust Estate (including, without limitation, expenses pursuant to Article Eleven);
(c) any fees and expenses, other than fees and expenses paid in connection with the issuance of the Notes, due to the respective counsel of the Noteholders and the Trustee; (d) amounts due to Noteholders pursuant to Section
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5.14(c) and, with respect to any Issuer or Borrower solicitation, Section
8.1; and (e) any fees and expenses payable to the Rating Agencies other than in connection with the issuance of the Notes.

                    "Administrative Expenses Account": The trust account established and maintained by the Trustee pursuant to Section 9.6(b).

                    "Affiliate" of any specified Person: (a) Any other Person controlling or controlled by or under common control with such specified Person and (b) any partner of such Person if such Person is a partnership, or any shareholder of such Person if such Person is a corporation. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Agency Agreement": Collectively, the agreements, dated as of the date hereof, between CRC-I and the Issuer and CRC-II and the Issuer, as the case may be, concerning the Issuer's issuance and sale of the Notes as agent for such Borrower.

                    "Aggregate Outstanding Amount": The aggregate principal amount of all the Notes outstanding at the date of determination.

                    "Authorized Officer": With respect to the Issuer, any Person whose name and specimen signature appears on a list of Authorized Officers furnished to the Trustee as certified by the Secretary of the Issuer. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Responsible Officer.

With respect to the Lessee, any Person whose name and specimen signature appears on a list of Authorized Officers furnished to the Trustee as certified by the Secretary of the Lessee.

                    "Bankruptcy Code": The Federal Bankruptcy Code, Title 11 of the United States Code, as amended, or any successor statute(s), or any other Federal or state bankruptcy, insolvency or similar law, now or hereafter in effect in the United States.

                    "Borrower":  CRC-I or CRC-II, as the case may be.
                                      4

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                    "Borrowers":  CRC-I and CRC-II, collectively and
severally.

                    "Business Day": A day other than a Saturday, Sunday, or a day on which banks in New York, New York or the city where the Corporate Trust Office of the Trustee is located, are authorized or obligated to close their regular banking business.

                    "Closing Costs": All fees, expenses and costs of the Lessor, the Issuer, the Trustee, the Noteholders and Jefferies & Company, Inc. (including, without limitation, attorneys' fees and expenses of outside counsel, including, without limitation, special local counsel to Jefferies & Company, Inc. and of one special counsel to the Noteholders and the fees of Standard & Poor's and Moody's for issuing the rating agency letters contemplated by this Indenture), and any investment banking, brokerage and placement fees resulting from any contract or agreement with the Lessors or Lessee (including, without limitation, those payable to Jefferies & Company, Inc.), incident to the preparation and negotiation of this Indenture, the CRC Leases, the Mortgages, the other Mortgage Note Documents and the Notes, and all fees, expenses, taxes and costs incurred in connection with the execution, delivery, filing, recording or rerecording of any notice or memorandum of the CRC Leases, the Mortgages, and any other document or instrument (including financing statements) required to be filed, recorded or rerecorded in connection with the leasing and mortgaging of any Property, including, without limitation, title insurance premiums and escrow fees.

                    "Closing Costs Account": The trust account established and maintained by the Trustee pursuant to Section 9.6(a).

                    "Closing Date": The date of the initial issuance of the Notes.

                    "Code": The Internal Revenue Code of 1986, as amended, or any successor statute(s).

                    "Collection Account": The trust account established and maintained by the Trustee pursuant to Section 9.2.

                    "Construction Account": The trust account established and maintained by the Trustee pursuant to Section 9.4, including, without limitation, the Additional Unit Acquisition Account as a subaccount thereof as provided in Section 9.4.
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                    "Corporate Trust Office":  The office of the Trustee at
which its corporate trust business with respect to this Indenture shall be administered, which office at the date of execution of this Indenture is located at 225 Franklin Street, Boston, Massachusetts 02110, or such other address as the Trustee may designate from time to time by written notice to the Noteholders and the Issuer or the principal corporate trust office of any successor Trustee.

                    "Construction Units": The 16 Properties in which CRC-II will hold as of the Closing Date, and the 22 Potential Construction Units in which CRC-II will in the future hold, an estate for years, consisting of the land and improvements and other related property constituting approximately 38 Jack In The Box restaurants constructed or to be constructed by Foodmaker and which are listed on the attached Schedule A-2, and Schedule B in the case of Potential Construction Units, or in the case of any permitted Substitution of any thereof, any Substitute Unit therefor the Mortgages of which are listed on the updated schedule to the CRC Notes as provided pursuant to
Section 11.18(b)(xiv).

                    "CRC Lease" or "CRC Leases": The CRC-I Lease or the CRC-II Lease, as the case may be, or both of such leases.

                    "CRC Lease Assignments": The CRC-I Lease Assignment and the CRC-II Lease Assignment, collectively.

                    "CRC Lease Event of Default": An "Event of Default" under and as defined in the CRC-I Lease or the CRC-II Lease.

                    "CRC Mortgage" or "CRC Mortgages": Any of the CRC-I Mortgages or the CRC-II Mortgages or all of such mortgages, collectively.

                    "CRC Notes": The CRC-I Note and the CRC-II Note, collectively.

                    "CRC-I": CRC-I Limited Partnership, a Massachusetts limited partnership.

                    "CRC-I Guaranty": The Guaranty, dated as of the date hereof, by CRC-I as guarantor of all amounts due under the Notes.
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                    "CRC-I Lease":  The Master Lease, dated as of the date
hereof, between CRC-I, as lessor, and Foodmaker, as lessee, with respect to the Existing Assets.

                    "CRC-I Lease Assignment": Each Assignment of Lessor's Interest In Leases effecting an assignment of the CRC-I Lease by CRC-I, as assignor, to the Issuer, as assignee, and consented to by the Lessee.

                    "CRC-I Mortgage": With respect to a Property included in the Existing Assets, the mortgage, deed of trust, deed to secure debt or other security document now or hereafter executed by CRC-I creating a first priority, perfected lien on and security interest in, among other things, CRC-I's estate for years in such Property, in favor of the Issuer as collateral for the CRC Notes, with a collateral assignment thereof by the Issuer to the Trustee as security for the payment of the Notes.

                    "CRC-I Note": A promissory note in the original principal amount of $30,172,952 issued by CRC-I to the Issuer on the Closing Date pursuant to the CRC-I Note Purchase Agreement.

                    "CRC-I Note Purchase Price":  The meaning specified in
Section 3.4(a).

                    "CRC-I Note Purchase Agreement": The Note Purchase Agreement, dated as of the date hereof, between CRC-I and the Issuer.

                    "CRC-I Rent": All rent and other amounts payable by the Lessee under the CRC-I Lease, including, without limitation, all Basic Rent, Special Rent, Special Sinker Rent, Additional Rent, and any Purchase Price (as all such terms are defined in the CRC-I Lease) payable by the Lessee thereunder.

                    "CRC-II": CRC-II Limited Partnership, a Massachusetts limited partnership.

                    "CRC-II Guaranty": The Guaranty, dated as of the date hereof, by CRC-II as guarantor of all amounts due under the Notes.

                    "CRC-II Lease": The Master Lease, dated as of the date hereof, between CRC-II, as lessor, and Foodmaker, as lessee, with respect to the Construction Units.
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                    "CRC-II Lease Assignment":  Each Assignment of Lessor's
Interest In Leases effecting an assignment of the CRC-II Lease by CRC-II, as assignor, to the Issuer, as assignee, and consented to by the Lessee.

                    "CRC-II Mortgage": With respect to a Property included in the Construction Units, the mortgage, deed of trust, deed to secure debt or other security document now or hereafter executed by CRC-II creating a first priority, perfected lien on and security interest in, among other things, CRC-II's estate for years in such Property, in favor of the Issuer as collateral for the CRC Notes, with a collateral assignment thereof by the Issuer to the Indenture Trustee as security for the payment of the Notes.

                    "CRC-II Note": A promissory note in the original principal amount of $39,827,048 issued by CRC-II to the Issuer on the Closing Date pursuant to the CRC-II Note Purchase Agreement.

                    "CRC-II Note Purchase Price":  The meaning specified in
Section 3.4(b).

                    "CRC-II Note Purchase Agreement": The Note Purchase Agreement, dated as of the date hereof, between CRC-II and the Issuer.

                    "CRC-II Rent": All rent and other amounts payable by the Lessee to CRC-II under the CRC-II Lease, including, without limitation, all Basic Rent, Special Rent, Special Sinker Rent, Additional Rent, and any Purchase Price (as all such terms are defined in the CRC-II Lease) payable by the Lessee thereunder.

                    "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                    "Deposit Accounts Security Agreements": The Deposit Accounts Security Agreement dated of even date herewith by and between each of CRC-I and CRC-II (as the case may be) and the Issuer pertaining to funds deposited in the Closing Costs Account, the Administrative Expenses Account, the Collection Account, the Proceeds Account, the Sinking Fund Account, the Equity Collection Account and the Construction Account.

                    "Depositary": With respect to the Notes issued in global form, the Person specified in Section 2.6(f) as the "Depositary," until any successor shall have been appointed and become such pursuant to the terms of this Indenture, and thereafter, such successor.

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                    "Depository Institution":  A depository institution as
that term is defined at 12 U.S.C. { 461(b)(1)(A), as amended.

                    "Destruction": The meaning specified in Article 12 of the CRC Leases.

                    "Determination Date": The last day of an Interest Accrual Period.

                    "Early Termination": The meaning specified in Article 37 of the CRC Leases.

                    "Early Termination Election":  The meaning specified in
Article 37 of the CRC Leases.

                    "Eligible Investments": Any one or more of the following obligations or securities:

                    (a) (i) negotiable certificates of deposit, having a maturity of no more than 30 days, of any Depository Institution or trust company (including the Trustee) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities so long as the commercial paper or the short term unsecured debt obligations of such Depository Institution or trust company (or, in the case of the principal Depository Institution in a holding company system, the commercial paper or short term unsecured debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a short term credit rating by the Rating Agencies at least equivalent to AA for Standard and Poor's and Aa for Moody's and (ii) any other negotiable certificate of deposit having a maturity of not more than 30 days that is fully insured by the Federal Deposit Insurance Corporation;

                    (b) and, with respect to funds held in the Sinking Fund Account only, the following additional obligations or securities:

                          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America, provided that
                                      9
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         obligations of, or obligations fully guaranteed by, the Federal
         National Mortgage Association (excluding stripped mortgage-backed securities that are valued greater than par on the portion of unpaid principal), the Federal Home Loan Mortgage Corporation, or any such agency or instrumentality shall be Eligible Investments only if, at the time of investment they have a credit rating equal to or higher than AA;

                          (ii) repurchase obligations pursuant to a written agreement with respect to (A) any security described in clause (a) above, or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America and providing for the transfer of such security to the Trustee or its agent as contemplated by applicable law and regulation in such a way that the Trustee will have a perfected security interest, in either case entered into with a Depository Institution or trust company (acting as principal) described in clause (a)(i) above;

                          (iii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a short term credit rating by the Rating Agencies at least equivalent to AA at the time of such investment or contractual commitment providing for such investment; or

                          (iv) commercial paper issued by any Depository Institution, or any corporation incorporated under the laws of the United States of America or any state thereof, so long as the issuer of such commercial paper has, at the time of such investment, a credit rating by the Rating Agencies equivalent to at least AA;

provided that all Eligible Investments shall be held in the name of the Trustee, in its capacity as such, and further provided that Eligible Investments purchased with funds in any trust account established and maintained by the Trustee hereunder shall be held until maturity (except as otherwise provided in the Deposit Accounts Security Agreements) and shall include only such obligations or securities as mature no later than the Business Day prior to (x) the Year Nine Installment Payment Date in the case of Eligible Investments purchased with funds in the Sinking Fund Account, or
(y) the next Payment Date in the case of Eligible Investments purchased with funds in the Construction Account.
                                      10
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                    "Eligible Unit" shall mean a Property, Potential
Construction Unit or Potential Additional Unit as to which Lessee has made an Early Termination Election or has made the Year Nine Offer or exercised the Year Nine Option under (and as such terms are defined in) the applicable CRC Lease.
                    "Equity Collection Account": The trust account established and maintained by the Trustee pursuant to Section 9.2(c).

                    "Event of Default":  The meaning specified in Section
5.1.

                    "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                    "Existing Assets": The 29 Properties in which CRC-I will hold as of the Closing Date, and the 9 Potential Additional Units in which CRC-I will in the future hold, an estate for years, consisting of the land and improvements and other related property constituting 38 existing Jack In The Box restaurants set forth on the attached Schedules A-1 and A-3, or in the case of any permitted Substitution thereof, any Substitute Unit(s) therefor the Mortgages of which are listed on the updated schedule to the CRC Notes as provided pursuant to Section 11.18(b)(xiv).

                    "Financing Statements": The financing statements referred to in Sections 3.2(a)(viii) and (ix) and any financing statements executed and delivered pursuant to Section 11.18(vii).

                    "Foodmaker":  Foodmaker, Inc., a Delaware corporation.

                    "Foodmaker Mortgage" or "Foodmaker Mortgages": With respect to each Property included in the Existing Assets and the Construction Units, the mortgage, deed of trust, deed to secure debt or other security document now or hereafter executed by Foodmaker creating a first priority, perfected lien on and security interest in, among other things, Foodmaker's reversionary interest in such Property, in favor of the Issuer as collateral for the CRC Notes, with a collateral assignment thereof by the Issuer to the Trustee as security for the payment of the Notes, or all of such mortgages, collectively.

                    "General Partner": With respect to CRC-I, CRC-I Corp., a Massachusetts corporation, and with respect to CRC-II, CRC-II Corp., a Massachusetts corporation.
                                      11
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                    "Grant":  To grant, bargain, sell, warrant, alienate,
demise, release, convey, assign, transfer, mortgage, charge, pledge, create and grant a security interest in and right of set-off against, deposit, set over, and confirm. A Grant of the CRC Notes and the other Mortgage Note Documents, or of any other instrument or agreement Granted hereunder, shall include all rights, powers, privileges, remedies, options and other benefits (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, to collect, to receive and to give any receipt for principal, premium, if any, and interest payments in respect of the CRC Notes and all other monies and other property payable thereunder or in respect thereof, to give and to receive notices and other communications, to make waivers or other agreements, to exercise all rights, powers, privileges, remedies, options and other benefits, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and to receive anything that the Granting party is or may be entitled to do or to receive thereunder or with respect thereto.

                    "Highest Lawful Rate":  The meaning specified in Section
12.11.

                    "Holder" or "Noteholder":  The Person in whose name a
Note is now or hereafter registered in the Note Register.

                    "Ideal Sinking Fund Balance" shall mean, as of any Payment Date, the amount which would be held on such date in the Sinking Fund Account, assuming that such account were accruing interest at a rate of 6% (on the basis of a 360-day year) compounded semi-annually on the last Business Day of each June and December, commencing on the last Business Day of June, 1994 and ending on the last Business Day of December, 2002, assuming
(i) on the last Business Day of each such June and December the Unit Sinking Fund Payments due on such day under the Notes were deposited therein; and
(ii) an amount were withdrawn therefrom on the date of the Early Termination of each Eligible Unit or, where applicable, upon the consummation of the transactions resulting from the exercise of the Year Nine Option or the making of the Year Nine Offer as to such Eligible Unit on the Year Nine Installment Payment Date in an amount equal to 2 times the Unit Percentage for such Eligible Unit multiplied by the lesser of (A) the balance in the Sinking Fund Account on such date or (B) the amount which would have been the Ideal Sinking Fund Balance on such date (after taking into account the payments assumed to be made on such day in this definition of "Ideal Sinking Fund Balance" (inclusive of any Unit Sinking Fund Payment attributable to such Eligible Unit which is due on such day), but disregarding the withdrawal on account of such Eligible Unit under this clause (ii) of this definition of "Ideal Sinking Fund Balance").

                    "Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles," "Sections," "Subsections," and other subdivisions are to the designated Articles, Sections, Subsections, and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder," and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, or other subdivision.

                    "Independent": When used with respect to any specified Person, means such a Person who (a) is in fact independent of the Issuer, the Lessee, CRC-I, CRC-II and of any Affiliate of any thereof, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, the Lessee, CRC-I, CRC-II or in any Affiliate of any thereof, and
(c) is not connected with the Issuer, the Lessee, CRC-I, CRC-II or any Affiliate of any thereof as an officer, employee, promoter, underwriter, trustee, partner (whether general or limited), director, shareholder, beneficiary or Person performing similar functions or having similar ownership interests. Whenever it is provided herein that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof. "Independent" when used with respect to any accountant shall include an accountant who audits the books of any Person referred to in clause (a) above if, in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants.

                    "Installment Payment Date": The first Business Day of each January and July, from and including July, 1994 through and including July, 2003.
                                      13

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                    "Institutional Investor":  Any of the following Persons
existing under the laws of the United States of America or any state thereof or of the District of Columbia or of Canada or any province thereof: (a) any bank, trust company, savings and loan association or national banking association, acting for its own account or in a fiduciary capacity; (b) any charitable foundation or other eleemosynary institution; (c) any insurance company; (d) any investment company as defined in the Investment Company Act;
(e) any college or university; (f) any other governmental agency supervising the investment of public funds; or (g) a "real estate investment trust" as defined in Section 856 of the Code; provided that a Noteholder shall not be an "Institutional Investor" for purposes of providing an unsecured agreement to indemnify the Trustee pursuant to this Indenture, unless such Noteholder, or, if held in nominee name, the beneficial owner of such Note, has a net worth of not less than $100,000,000 and has so certified to the Trustee.

                    "Insurance and Condemnation Proceeds": Amounts paid to any of the Lessee, any Borrower, the Issuer or the Trustee with respect to a particular Property, CRC Note or REO Property pursuant to any Insurance Policy, or as a result of a Destruction or pursuant to any fidelity note or errors and omissions policy maintained by the Trustee.

                    "Insurance Policies": With respect to each Property, those policies of insurance that shall be required to be maintained on or with respect to such Property pursuant to the related Mortgages or CRC Lease, including, without limitation, comprehensive general public liability insurance, casualty insurance, or business interruption insurance, all Title Policies, and any fidelity note or errors or omissions policy maintained by the Trustee.

                    "Interest Accrual Period": As to any Note, with respect to (i) the initial Interest Accrual Period, the period from the Closing Date through and including June 30, 1994, (ii) thereafter, commencing July 1, 1994 and until June 30, 2003, the six (6) month period commencing on the first day of each January or July to and including the last day of June or December, respectively, and (iii) a final Interest Accrual Period from July 1, 2003 through, but not including November 1, 2003.

                    "Investment Company Act": The Investment Company Act of 1940, as amended.

                    "Issuer": FM 1993A Corp., a Delaware corporation, and its permitted successors and assigns.
                                      14
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
                    "Issuer Order" or "Issuer Request": A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, and delivered to the Trustee.

                    "Lessee": Foodmaker, as lessee under the CRC-I Lease or the CRC-II Lease or both, as applicable, and its permitted successors and assigns.

                    "Liquidation Expenses": All amounts paid or incurred by or on behalf of the Trustee (including the reasonable fees of its attorneys and agents) in connection with the liquidation of any interest in any CRC Note (or portion thereof) or any Property or REO Property or the preservation of the Trustee's interest therein, including without limitation, the cost of
(a) preservation, restoration or protection of the Property or REO Property,
(b) any enforcement or judicial proceedings, including without limitation, foreclosure, (c) accepting a deed in lieu of foreclosure, and (d) the management, leasing, sale or other liquidation of the Property or REO Property.

                    "Liquidation Proceeds": All funds received by the Trustee in connection with the liquidation of any part of the Trust Estate, including, without limitation, upon sale by deed in lieu of foreclosure, the receipt of foreclosure proceeds from a judgment, writ of attachment or order levied against the applicable Borrower and/or the Lessee or its assets, or the receipt of proceeds from the sale of any Property or REO Property.

                    "Majority Noteholders": The Holders of more than 50% of the Aggregate Outstanding Amount of the Notes.

                    "Maturity": With respect to any Note, the date on which the entire unpaid principal of and interest on such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration pursuant to the terms of Section 5.2 or otherwise pursuant to the terms of this Indenture.

                    "Maximum Construction Unit Allowance": The aggregate sums to be deposited in the Construction Account on the Closing Date pursuant to Section 3.4.

                    "Moody's": Moody's Investors Service, Inc., and its successors in interest.

                    "Mortgage Event of Default": Any Event of Default as defined under any Mortgage.
                                      15
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
                    "Mortgage Note Documents": The meaning specified in the Mortgages.

                    "Mortgages": The CRC Mortgages and the Foodmaker Mortgages, collectively and severally.

                    "Net Liquidation Proceeds": Liquidation Proceeds net of all Liquidation Expenses.

                    "Note Interest Rate": The annual rate at which interest accrues on the Notes, as specified in Section 2.3 and in the terms of the Notes.

                    "Note Purchase Agreement": The Note Purchase Agreement between the Issuer and each Noteholder.

                    "Note Register" and "Note Registrar": The respective meanings specified in Section 2.6.

                    "Noteholder" or "Holder":  The Person in whose name a
Note is now or hereafter registered in the Note Register.

                    "Noteholders' Counsel": Brown & Wood, or other counsel appointed by Majority Noteholders.

                    "Notes": The Issuer's 9.75% Senior Secured Notes, Due November 1, 2003, which are authorized by, and executed, authenticated, and delivered under, this Indenture.

                    "Officer's Certificate": A certificate signed on behalf of any Person by an Authorized Officer of such Person.

                    "Opinion of Independent Counsel": A written opinion, in form and substance reasonably satisfactory to the Trustee, addressed to the Trustee and the Noteholders, of a law firm which shall be Independent and which shall be reasonably satisfactory to the Trustee.

                    "Outstanding": With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

           (a)         Notes theretofore cancelled by the Note Registrar;

           (b) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Trustee in trust for the Holders of such Notes pursuant to the provisions of this Indenture;

           (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture; and

           (d) Notes alleged to have been mutilated, destroyed, lost, or stolen for which replacement Notes have been issued as provided in Section 2.7;

provided that, in determining whether the Holders of the requisite Aggregate Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, any Notes owned by or pledged to the Issuer, any Borrower, any limited partner of any Borrower, or of any general partner of any Borrower or any Affiliate of any thereof shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Trustee knows to be so owned or so pledged shall be disregarded. Notes owned by a Person described in the immediately preceding sentence that have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not any of the Persons described in the immediately preceding sentence.

                    "Payment Date": With respect to each semi-annual installment or deposit payable under the Notes, each Installment Payment Date, and with respect to the final payment or deposit at Maturity, the Stated Maturity specified in the Notes.

                    "Payment Date Statement": The semiannual report to be prepared by the Issuer pursuant to Section 9.3(a).

                    "Permitted Encumbrances":  With respect to any Property,
(a) the applicable CRC Lease (subject to the provisions of the applicable Memorandum of Lease as defined in each Mortgage), (b) the liens created by the Mortgage Note Documents, (c) the lien of general and special real property taxes and assessments which are not delinquent, (d) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the applicable CRC Mortgage and Foodmaker

Mortgage which are generally acceptable in the jurisdiction where the applicable Property is located to recognized lending institutions in accordance with prudent lending practices, or as to which the Lessee certifies to the Issuer and the Trustee in writing that such matters will not have a material adverse effect on the value of such Property or its intended use, (e) matters affecting the applicable Property existing as of the date of the applicable CRC Lease and set forth in the Schedules attached to such CRC Lease, and (f) other matters approved in writing by Noteholders' Counsel prior to the recording of the applicable CRC Mortgage and Foodmaker Mortgage and included in the applicable Title Policy.

                    "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                    "PORTAL Market": The term "PORTAL Market" shall mean the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                    "Potential Additional Units": The meaning specified in the CRC-I Lease.

                    "Potential Construction Units": The meaning specified in the CRC-II Lease.

                    "Premium": The Prepayment Premium as defined in the Notes.

                    "Principal" and "interest": Any Principal Payments, interest or premium payments required to be distributed to a Noteholder pursuant to the terms of this Indenture.

                    "Principal Payments": The installments of principal due on any Note as provided in the Notes, subject to any adjustment thereof as provided in the Notes.

                    "Private Placement Memorandum": With respect to the Notes, the final Private Placement Memorandum dated as of December 15, 1993 relating to the offer and sale of the Notes by the Issuer.

                    "Proceeding": Any suit in equity, action at law, or other judicial or administrative proceeding.
                                      18
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                    "Proceeds Account":  The trust account established and
maintained by the Trustee pursuant to Section 11.5 for the holding of certain Insurance and Condemnation Proceeds.

                    "Property": With respect to any Mortgage, all property that is subject to such Mortgage as collateral for the CRC Notes, including, without limitation, the applicable Borrower's estate for years or the Lessee's reversionary interest (as applicable) in all real property described therein and the improvements now or hereafter located thereon, all benefitting easements and other rights relating to such property, and all personal property described therein (but excluding the Lessee's trade fixtures and other items of personal property, as provided in the Mortgages), and together with all leases, rents, purchase proceeds and other Rents, Profits and Proceeds (as defined therein) and Insurance and Condemnation Proceeds thereof.

                    "QIB": The term "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

                    "Rating Agencies":  Standard & Poor's and Moody's.

                    "Registration Rights Agreement": The Registration Rights Agreement, dated as of the date hereof, among the Issuer, the Lessee, CRC-I, CRC-II and the Purchasers of Notes who are signatories to such agreement.

                    "Regular Record Date": As to any Payment Date, the last Business Day of the month preceding the month in which such Payment Date occurs.

                    "Reinvestment Income": Any interest or other earnings on Eligible Investments, funds, or accounts that are part of the Trust Estate.

                    "Released Unit":  The meaning specified in the CRC
Leases.

                    "Rent": The CRC-I Rent and the CRC-II Rent, collectively.

                    "REO Account": The segregated trust account or accounts established and maintained by the Trustee with respect to any REO Properties pursuant to Section 11.16.

                    "REO Net Income": As to any Payment Date, the gross revenues received by the Trustee with respect to any REO Property during the most recently ended Interest Accrual Period, together with reinvestment income thereon for the related Interest Accrual Period, net of costs of
                                      19
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
maintenance, restoration, repair, operation and management pursuant to
Section 11.17 for the most recently ended Interest Accrual Period.

                    "REO Property": A Property acquired by the Trustee on behalf of the Noteholders through foreclosure or deed-in-lieu of foreclosure pursuant to this Indenture.

                    "Required Rating": A debt rating equal to "B+" or better by Standard & Poor's and "Ba3" or better by Moody's.

                    "Responsible Issuer Officer": Any officer of the Issuer, including any president, vice president, secretary, treasurer, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Issuer customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively or to whom any matter is referred because of his or her knowledge of, or familiarity with, this Indenture or the transactions contemplated hereby.

                    "Responsible Officer": When used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, and to whom any corporate trust matter relating to the transactions contemplated by the provisions of this Indenture is referred because of his or her knowledge of, or familiarity with, the particular subject.

                    "Restricted Notes": The term "Restricted Notes" means any Note that bears or is required to bear the legend set forth in Section 2.6(d).

                    "Rule 144A": The term "Rule 144A" shall mean Rule 144A as promulgated under the Securities Act.

                    "Sale":  The meaning specified in Section 5.18.

                    "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                    "Security Documents": The Mortgages, CRC Lease Assignments, the Deposit Accounts Security Agreements, and the Financing Statements executed by the applicable Borrower and/or the Lessee or consented to by the Lessee (as applicable) in favor of the Issuer and as pledged by the
                                      20
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Issuer to the Trustee, creating a first priority, perfected lien on, and security interest in, the applicable Properties as collateral for the CRC Notes, as well as such additional financing statements, documents, instruments, and agreements as may be delivered by the Borrowers and/or the Lessee or consented to by the Lessee (as applicable) to obtain for the Trustee a first priority, perfected lien on such Properties.

                    "Sinking Fund Account": The trust account established and maintained by the Trustee pursuant to Section 9.2(b).

                    "Standard & Poor's": Standard & Poor's Corporation, and its successors in interest.

                    "Stated Maturity": With respect to any Note, the date on which the entire unpaid principal of such Note becomes due and payable as provided in Section 2.3 and in the Notes.

                    "Substitution":  The meaning specified in the CRC Leases.

                    "Substitute Unit":  The meaning specified in the CRC
Leases.

                    "Title Policy": With respect to any Mortgage, the policy or policies of mortgagee's title insurance covering the related Property on the 1970 form of American Land Title Association Loan Policy (or other equivalent title policy form if such form is not available in the jurisdiction in which any Property is located), insuring such Mortgage as a valid first lien on the Mortgaged Property described therein, including, without limitation, the applicable Borrower's estate for years or the Lessee's reversionary interest therein, as applicable, issued by Chicago Title Insurance Company (or any other title company approved by the Noteholders' Counsel), with such endorsements and reinsurance as may be reasonably required by the Majority Noteholders and subject to no exceptions other than Permitted Encumbrances.

                    "Trust Estate": The meaning specified in the Granting Clause hereof.

                    "Trustee": State Street Bank and Trust Company, and its successors in interest and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party or any successor trustee at the time serving as successor trustee as permitted hereunder.
                                      21
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                    "Trustee's Collateral Receipts":  The Closing Date or
Second Closing Date interim and final receipts, respectively, of the Trustee to be delivered pursuant to Section 3.2(c) substantially in the form of Exhibits J-1, J-2, and J-3 respectively.

                    "UCC": The Uniform Commercial Code as in effect in the State of New York; provided that in the event that by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of the Trustee's interest in the Trust Estate is governed by the law of some other jurisdiction, such term shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions relating to such provisions.

                    "Unit Percentage" shall mean the percentage allocated to each Property, Potential Construction Unit and Potential Additional Unit on Schedule C attached hereto, regardless of whether any such Potential Construction Unit or Potential Additional Unit has been added as part of the "Leased Property" under any of the CRC Leases.

                    "Unit Redemption Price": The meaning specified in the CRC Leases.

                    "Unit Sinking Fund Payment": The meaning set forth in the Notes.

                    "Year Nine Installment Payment Date": The first Business Day of January, 2003.


                              ARTICLE TWO

                               THE NOTES


Section 2.1.  Form Generally.

                    The Notes and the Trustee's certificate of authentication thereon shall be in substantially the form described in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the Authorized Officer of the Issuer executing such Notes as evidenced by his or her execution of such Notes.
                                      22
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
                    Pursuant to recommendations of the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Notes.

                    The definitive Notes shall be typed, printed, lithographed, or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Authorized Officers of the Issuer executing such Notes, as evidenced by their execution of such Notes.

Section 2.2.  Forms of Notes and Certificates of Authentication.

                    The Notes shall be issuable in fully registered form without coupons, in substantially the forms attached hereto as Exhibits A-1 and A-2, and the form of the Trustee's certificate of authentication shall be in the form provided in such Exhibits.

                    Any Note in global form shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Note in global form to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Note in global form. Payment of principal of and interest and premium, if any, on any Note in global form shall be made to the Holder of such Note.

Section 2.3.  Authorized Amount; Stated Maturity; Note Interest Rate.

                    The Notes shall be designated generally as the 9.75% Senior Secured Notes Due November 1, 2003. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $70,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.6 or 2.7.

                    The Notes shall have a Stated Maturity of November 1, 2003. The Note Interest Rate shall be 9.75% from and including the Closing Date to but excluding November 1, 2003.
                                      23
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Section 2.4.  Denominations.

                    The Notes shall be issuable only in minimum denominations of $500,000 and integral multiples of $500,000. In each case, such principal amounts shall be expressed in terms of the principal amounts thereof at the Closing Date.

Section 2.5.  Execution, Authentication, Delivery and Dating.

                    The Notes shall be executed on behalf of the Issuer by one Authorized Officer. The signature of such Authorized Officer on the Notes shall be manual.

                    Notes bearing the manual signature of an individual who was at any time the Authorized Officer of the Issuer shall bind the Issuer notwithstanding the fact that such individual ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of issuance of such Notes.

                    At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication and the Trustee shall authenticate and deliver such Notes upon Issuer Order as in this Indenture provided and not otherwise.

                    Each Note authenticated and delivered by the Trustee upon Issuer Order on the Closing Date shall be dated as of the date hereof. All other Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication.

                    Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. In the event that any
Note is divided into more than one Note in accordance with this Article Two, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.
                                      24
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                    No Note shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication, substantially in the form provided for herein, executed by the Trustee by the manual signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                    All Notes will be equally and ratably secured hereunder, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue of such Notes, so that all Notes will have the same rights and preferences under and by virtue of this Indenture.

Section 2.6. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

                    (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to
Section 7.2 being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

                    Upon surrender for registration of transfer of any Note to the Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

                    Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.
                                      25
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                    All Notes issued upon any registration of transfer or
exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                    Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer or the Note Registrar, and the Note shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

                    No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

                    The Note Registrar shall not be required to register any transfer or effect any exchange of any Note fifteen (15) days prior to a Payment Date.

                    (b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Notes to be traded on the PORTAL Market shall be represented by a Note in global form registered in the name of the Depositary or the nominee of the Depositary. No person acquiring Notes traded on the PORTAL Market shall receive or be entitled to receive physical delivery of certificates evidencing such Notes. The transfer and exchange of beneficial interests in such Note in global form shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                    Notwithstanding the preceding paragraph, if at any time it is necessary for the beneficial holder of an interest in a Note in global form to obtain a Note in definitive form representing such interest (or a portion thereof), such beneficial holder shall be entitled to obtain a definitive Note upon written request to the Trustee in accordance with the procedures of the Depositary for the issuance thereof. Upon receipt of any such request, the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Note
                                      26
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in global form to be reduced and, following such reduction, the Issuer will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Note or Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

                    Any transfer of a beneficial interest in a Note in global form which cannot be effected through book-entry settlement must be effected by the delivery to the transferee (or its nominee) of a definitive Note or Notes registered in the name of the transferee (or its nominee) on the books maintained by the Note Registrar. With respect to any such transfer, the Trustee will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of the Note in global form to be reduced and, following such reduction, the Issuer will execute and the Trustee will authenticate and deliver to the transferee (or such transferee's nominee, as the case may be), a Note or Notes in the appropriate aggregate principal amount in the name of such transferee (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

                    So long as the Notes are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Note to a QIB in accordance with Rule 144A, upon receipt of the definitive Note or Notes being so transferred, together with a certification from the transferor that the transferee is a QIB substantially in the form of paragraph 4(a) of Exhibit B to the Note Purchase Agreement, the Trustee shall make an endorsement on the Note in global form to reflect an increase in the aggregate principal amount of the Notes represented by the Note in global form, the Trustee shall cancel such definitive Note or Notes and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, the aggregate principal amount of Notes represented by the Note in global form to be increased accordingly.

                    Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Note in global form held on their behalf by the Depositary, or the Trustee as its custodian, or under such Note in global form, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Note in global
                                      27
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
form for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certificate, proxy, or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in a Note in global form.

                    Any Note in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradeable on the PORTAL Market or as may be required for the Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

                    (c) Every Restricted Note shall be subject to the restrictions on transfer provided in the legend required to be borne by each Restricted Note pursuant to Subsection 2.6(d), unless such restrictions on transfer shall have been waived by the written consent of the Issuer, and the holder of each Restricted Note, by such Noteholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Subsection 2.6(c) and in Subsection 2.6(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

                    (d) Until three years after the original issuance date of any Note, any certificate evidencing such Note shall bear a legend in substantially the following form:

         THE NOTE EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE
REGISTERED
         UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S.
PERSONS
         EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS
ACQUISITION
         HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER"(AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) OR (B) IT IS AN "ACCREDITED
                                      28
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         INVESTOR" (AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT)
         ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN
OFFSHORE
         TRANSACTION, AND (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY
RESELL OR
         OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT (A) TO FM
1993A
         CORP. (THE "ISSUER"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE ISSUER
         AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, THE "TRUSTEE"), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE
RESTRICTIONS
         ON TRANSFER OF THE NOTE EVIDENCED HEREBY (SUBSTANTIALLY IN THE
FORM
         ATTACHED AS EXHIBIT B TO THE NOTE PURCHASE AGREEMENT BETWEEN
THE
         ISSUER AND THE ORIGINAL HOLDER, A COPY OF WHICH MAY BE
OBTAINED FROM
         THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH
RULE
         904 UNDER THE SECURITIES ACT OR (E) PURSUANT TO THE EXEMPTION
FROM
         REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE). IN CONNECTION WITH ANY TRANSFER OF THE NOTE
EVIDENCED
         HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH
NOTE,
         THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH IN THE
ATTACHED
         TRANSFER CERTIFICATE RELATING TO THE MANNER OF SUCH TRANSFER
AND
         SUBMIT SUCH CERTIFICATE TO THE TRUSTEE.  IF THE PROPOSED
TRANSFEREE
         IS AN ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S.
PERSON,
         THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE
SUCH
         CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS REQUIRED PURSUANT TO THE ATTACHED TRANSFER CERTIFICATE OR PURSUANT TO
THE
         INDENTURE DATED AS OF DECEMBER 15, 1993 BETWEEN SUCH TRUSTEE
AND
         THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE
PURSUANT TO
         AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND
MAY BE
         REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTE EVIDENCED HEREBY. AS USED HEREIN, THE
TERMS
         "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE
THE
         MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES
ACT.
                                      29
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         THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM
THE
         NOTE EVIDENCED HEREBY IS PROPOSED TO BE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THE FOREGOING LEGENDS.

                    After three years from the original issuance date of any Note, any Note (or security issued in exchange or substitution therefor) may, upon its surrender for exchange to the Note registrar in accordance with the provisions of this Section 2.6, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Subsection 2.6(d).

                    (e) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Subsection 2.6(f)), a Note in global form may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                    (f) The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints the Depositary Trust Company to act as Depositary with respect to the Notes in global form. Initially, the global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

                    If at any time the Depositary for the Note in global form notifies the Issuer that it is unwilling or unable to continue as Depositary for such Note, the Issuer may appoint a successor Depositary with respect to such Note. If a successor Depositary for the Note is not appointed by the Issuer within 90 days after the Issuer receives such notice, the Issuer will execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in definitive form, in an aggregate principal amount equal to the principal amount of the Note in global form, in exchange for such Note in global form.
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                    If a definitive Note is issued in exchange for any
portion of a Note in global form after the close of business at the office or agency where such exchange occurs on any Regular Record Date and before the opening of business at such office or agency on the next succeeding Payment Date, principal, premium (if any), and interest will not be payable on such Payment Date in respect of such definitive Note, but will be payable on such Payment Date only to the Person to whom principal, premium (if any), and interest in respect of such portion of such Note in global form is payable in accordance with the provisions of this Indenture.

                    Definitive Notes issued in exchange for all or a part of a Note in global form pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the persons in whose names such definitive Notes are so registered.

                    (g) At such time as all interests in a Note in global form have been redeemed, converted, repurchased, or canceled, such Note in global form shall be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a global Note is exchanged for definitive Notes, redeemed, converted, canceled, or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of a Note in global form, the principal amount of such Note in global form shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be reduced or increased, as the case may be, and an endorsement shall be made on such Note in global form by the Trustee to reflect such reduction or increase.

Section 2.7.  Mutilated, Destroyed, Lost or Stolen Notes.

                    If (i) any damaged or mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence of the destruction, loss, or theft of any Note, and (ii) there is delivered to the Issuer and the Trustee such security or indemnity as may reasonably be required by them to save each of them harmless (provided, however, that if the Holder of the surrendered Note is an Institutional

Investor, such Holder's unsecured agreement to indemnify the Trustee and the Issuer in a form reasonably acceptable to the Trustee and the Issuer shall be a sufficient indemnity for this purpose), the Issuer shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, damaged, destroyed, lost, or stolen Note, a new Note of the same tenor and principal amount, bearing a number and such other identifying mark not contemporaneously outstanding. If any such mutilated, damaged, destroyed, lost, or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Issuer may pay such Note without surrender thereof, except that any damaged or mutilated Note shall be surrendered.

                    Upon the issuance of any new Note under this Section 2.7, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

                    Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, damaged, destroyed, lost, or stolen Note shall constitute an original additional contractual obligation of the Issuer whether or not the mutilated, damaged, destroyed, lost, or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.8.  Payment of Principal and Interest; Principal and
              Interest Rights Preserved.

                      (a) (i)   The Notes shall accrue interest during each
         Interest Accrual Period at the Interest Rate specified in Section
         2.3. Interest and principal shall be payable on the Notes, and deposits to the Administrative Expenses Account, Sinking Fund Account and Equity Collection Account shall be made pursuant to the Notes, all as provided in the Notes, in the forms attached hereto as Exhibits A-1 and A-2.

                         (ii)   Unless the unpaid principal of the Notes
         becomes due and payable at an earlier date by acceleration, by reason of an Early Termination or otherwise, principal shall be payable on the Year Nine Installment Payment Date and upon the Stated Maturity as further provided in the Notes.
                                      32
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                        (iii)   All payments of principal on the Notes shall
         be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind.

                    (b) Principal, premium (if any), and interest on each Note shall be payable by wire transfer of immediately available funds to a United States dollar account maintained by the Holder of such Note at a Depository Institution in the United States of America as reflected on the Note Register if the Noteholder has so notified the Trustee by the related Regular Record Date and is the owner of Notes in an aggregate principal amount of at least $5,000,000, and otherwise by check mailed to the Noteholder by first-class mail, postage prepaid at its address as it appears on the Note. Interest on each Note shall be paid by the Trustee from amounts available therefor in the Collection Account as provided in Section 10.1 below. A portion of the principal payments due upon the Early Termination of a Property, Potential Construction Unit or Potential Additional Unit shall be paid from amounts available therefor in the Sinking Fund Account as provided in Section 9.2(b) below. Principal payments on each Note on the Year Nine Installment Payment Date shall be paid by the Trustee from amounts available therefor in the Sinking Fund Account as provided in Section 9.2(b). In the case of the Maturity of a Note, the Trustee shall, in the name and at the expense of the Issuer, notify the Noteholder entitled thereto at its address as it appears on the Note Register that such Note is to be paid in full.
Such notice shall be mailed as soon as practicable, and in any event no later than the tenth day prior to the Maturity of such Note. Each Noteholder that does not surrender any Note to the Trustee for payment and cancellation upon the Maturity of such Note shall, nevertheless, be entitled to payment of such Note, but such Noteholder shall be deemed to have agreed to indemnify the Trustee and the Issuer and to save each of them harmless from any claim, loss, or cost arising out of the nonsurrender of such Note.

                    (c)   The Holders as of the Regular Record Date in
respect of a Payment Date shall be entitled to the interest accrued and payable and principal and premium (if any) payable on such Payment Date. Payments of principal and premium (if any) to such Holders shall be made in the proportion that the unpaid principal balance of the Notes registered in the name of each such Holder on such Regular Record Date bears to the aggregate unpaid principal amount of all Notes Outstanding on such Regular Record Date.
                                      33
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                    (d)   Interest with respect to any Note shall be computed
on the basis of a 360-day year consisting of 12 months of 30 days each and the actual number of days elapsed.

                    (e) In the case where the date of any Payment Date, Stated Maturity, or any other date for the payment of the principal of, or premium or interest on, any Note shall not be a Business Day, then payment need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on the date of any such Payment Date, Stated Maturity, or other date for the payment of the principal of, or premium or interest on, such Note, as the case may be, and no additional interest shall accrue on such payment for any period as a result of such payment being made on the next succeeding Business Day.

                    (f) Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest, premium (if any), and principal that were carried by such other Note.

Section 2.9.  Prepayment.

                    The Notes shall not be prepayable except in connection with (a) an Early Termination on or after the fifth anniversary of the Closing Date as provided in Section 11.19 and (b) Lessee's exercise of the Year Nine Option or making of the Year Nine Offer, in each case as provided in the applicable CRC Lease and in the Notes.

Section 2.10.  Persons Deemed Owners.

                    Prior to due presentment for registration of transfer of any Note, the Issuer, the Trustee, and any agent of the Issuer or of the Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever (whether or not such Note is overdue), and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.11.    Cancellation.

                    All Notes surrendered for payment or registration of transfer or exchange or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it; provided, however, that any Note delivered to the Trustee for payment shall be canceled by the Trustee only if such Note is paid. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.11, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed in accordance with its customary procedure.

Section 2.12.    Non-recourse.

                    (a) Subject to the provisions of this Section 2.12, neither the Trustee nor the Holders of the Notes shall seek or obtain judgment against the Issuer or any of the Issuer's officers, directors, shareholders or employees for payment of principal or interest under the Notes, or any sums payable under this Indenture, and the sole recourse of the Trustee and the Holders of the Notes against the Issuer for any default in the payment of such principal or interest or other sums shall be limited to the Trust Estate.

                    (b)   The limitation on recourse set forth in this
Section 2.12 shall be deemed void as against the Issuer and shall have no force or effect as against the Issuer if the Issuer should attempt to materially delay any foreclosure by the Trustee against the Trust Estate, or if the Issuer or any other person described above should claim that any Note or this Indenture or any Mortgage Note Document is invalid or unenforceable to an extent that would preclude any such foreclosure.

                    (c)   The limitation on recourse set forth in this
Section 2.12 shall not prejudice the rights of the Trustee or any Noteholder to:

                          (i) name the Issuer as a party defendant in any action, proceeding, reference or arbitration subject to the limitations of this Section 2.12;

                          (ii)   exercise remedies such as foreclosure
          against or sale of any of the Trust Estate or obtain the appointment of a receiver, or enforce the Assignment of Leases (as defined in the CRC Mortgages);

                          (iii) collect or recover all Rents, Profits and Proceeds (as defined in the CRC Mortgages) and all Insurance and Condemnation Proceeds.
                                      35
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                    (d)   The limitation on recourse set forth in this
Section 2.12 does not affect the rights of the Trustee or any Noteholder to recover from the Issuer any expenses, damages or costs, including attorneys' fees and expenses (including the allocated costs for services of in-house counsel), which the Trustee or any Noteholder may incur because of the Issuer's fraud, willful misrepresentation, waste, misappropriation of Rents, Profits and Proceeds or intentional damage of or to any of the Trust Estate;

                    (e) Nothing contained in this Section 2.12 shall limit in any way any liability or obligations of Foodmaker under the CRC Leases or of CRC-I or CRC-II under the CRC-I Guaranty and the CRC-II Guaranty, respectively.

                    (f) Nothing contained in this Section 2.12 shall limit in any way any liability or obligations of CRC-I, CRC-II or Foodmaker under
Section 1.09 or 1.18 of the Mortgages; provided, however, that no partner in CRC-I or CRC-II shall have personal liability for the repayment of the indebtedness evidenced by the CRC Notes.

                    (g) Nothing contained in this Section 2.12 shall impair the validity of any Note or this Indenture or any lien or security interest which it may create or perfect or the rights of Trustee to receive all Rents, Profits and Proceeds following an Event of Default.


                              ARTICLE THREE

              DELIVERY OF NOTES AND DISTRIBUTION OF PROCEEDS


Section 3.1.  General Provisions.

                    On the Closing Date, the Notes to be issued on the Closing Date in accordance with the Note Purchase Agreement shall be executed by the Issuer and thereafter delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, and upon compliance with the conditions of Section 3.2, and upon receipt or execution by the Trustee and upon receipt by the Noteholders (if addressed to them) of the following:

                    (a) One or more Officer's Certificates (i) evidencing the authorization of the execution, authentication and delivery of this Indenture and such Notes by the Issuer and specifying the Stated Maturity, the principal amounts and the Interest Rates of each of the

Notes to be authenticated and delivered; and (ii) certifying that (A) the copy of the Issuer's charter documents, bylaws and resolutions of the Issuer's board of directors attached thereto authorizing the execution, delivery and performance of the foregoing agreements and the Issuer's obligations thereunder, and designating the officers authorized to execute and deliver such documents is a true and complete copy thereof; (B) such charter documents, bylaws and resolutions have not been amended or rescinded and are in full force and effect; and (C) the officers authorized to execute and deliver such documents hold the offices and have the signatures indicated therein;

                    (b) An Opinion or Opinions of Independent Counsel to the Issuer substantially in the form of Exhibit B attached hereto, addressed to the Trustee, the Noteholders and their respective counsel. In rendering such opinion such counsel may rely as to matters of fact on Officer's Certificates, certificates and records of public officials, certificates of the Trustee, and such other certificates and records as such counsel deems necessary and reasonable;

                    (c) An Officer's Certificate stating that (i) the Issuer is not in Default under this Indenture and no Event of Default has occurred; (ii) that the issuance of the Notes applied for will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which the Issuer is bound or to which the Issuer may be subject; and (iii) that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

                    (d)   An executed counterpart of this Indenture;

                    (e) Evidence that the Administrative Expenses Account, Closing Costs Account, Collection Account, Construction Account (and the Additional Unit Acquisition Account as a subaccount thereof), Sinking Fund Account and Equity Collection Account have been created in accordance with the terms of this Indenture and, if required on the Closing Date, funded in accordance with the provisions hereof. Evidence that all Closing Costs have been paid by the Lessee (to the extent not paid from funds deposited in the Closing Costs Account);

                    (f) A certificate signed by a Responsible Officer of the Trustee, certifying the specimen signature and
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incumbency of the officers of the Trustee authorized to execute this
Indenture and the Trustee's certificate of authentication on the Notes;

                    (g) A letter from each of the Rating Agencies to the effect that the Notes have been rated not lower than the Required Rating, and that such rating is in full force and effect on the Closing Date;

                    (h) The Registration Rights Agreement and the Note Purchase Agreement; and

                    (i) Such other documents as the Trustee and the Noteholders may reasonably require.

Section 3.2.  Collateral Support.

                    On the Closing Date, the Notes shall be executed by the Issuer and thereafter delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Request, and upon compliance with the conditions of Section 3.1, and upon receipt by the Trustee of the following:

                    (a) The Grant of all of the Issuer's right, title and interest in and to the CRC-I Note and the related Mortgage Note Documents, including all right to receive interest and principal on or with respect thereto.

                          In connection with such Grant, the Issuer shall
deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee the following documents, instruments or items, each duly executed, endorsed and acknowledged (where required) by each of the parties thereto (as applicable), and each in form and substance satisfactory to the Noteholders' Counsel:

                          (i) the original CRC-I Note in the form attached hereto as Exhibit C-1, endorsed by the Issuer to the order of the Trustee in the following form: "PAY TO THE ORDER OF State Street Bank and Trust Company, as Trustee for the Noteholders under the certain Indenture, dated as of December 15, 1993, between FM 1993A Corp. and said Trustee, and without recourse except as provided in the Indenture and the documents delivered thereunder, as collateral for the obligations of FM 1993A CORP. under said Indenture";

                          (ii) the original CRC-II Note in the form attached hereto as Exhibit C-2, endorsed by the
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         Issuer to the order of the Trustee in the following form:  "PAY TO
         THE ORDER OF State Street Bank and Trust Company, as Trustee for the Noteholders under the certain Indenture, dated as of December 15, 1993, between FM 1993A Corp. and said Trustee, and without recourse except as provided in the Indenture and the documents delivered thereunder, as collateral for the obligations of FM 1993A CORP. under said Indenture";

                          (iii) the original CRC-I Mortgage executed by CRC-I with respect to each of the Existing Assets listed on the attached Schedule A-1, with the collateral assignment thereof and of the related Mortgage Note Documents from the Issuer to the Trustee, in the forms attached hereto as Exhibit D-1;

                          (iv) the original CRC-II Mortgage executed by CRC-II with respect to each of the Construction Units listed on the attached Schedule A-2, with the collateral assignment thereof and of the related Mortgage Note Documents from the Issuer to the Trustee, in the forms attached hereto as Exhibit D-2;

                          (v) the original Foodmaker Mortgage executed by the Lessee with respect to each of the Existing Assets listed on the attached Schedule A-1 and each of the Construction Units listed on the attached Schedule A-2, with the collateral assignment thereof and of the related Mortgage Note Documents from the Issuer to the Trustee, in the forms attached hereto as Exhibits D-3 and D-4, respectively;

                         (vi) all duplicate originals of the CRC-I Lease Assignment executed by CRC-I with respect to the Existing Assets listed on the attached Schedule A-1, with the consent thereto by the Lessee, in the forms attached hereto as Exhibit E-1;

                        (vii)   all duplicate originals of the CRC-II Lease
         Assignment executed by CRC-II with respect to the Construction Units listed on the attached Schedule A-2, with the consent thereto by the Lessee, in the forms attached hereto as Exhibit E-2;
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                       (viii)   Uniform Commercial Code financing statements
         on Form UCC-1 with respect to the Existing Assets listed on the attached Schedule A-1 naming each of CRC-I and the Lessee, respectively, as debtor, the Issuer, as secured party and the Trustee, as assignee;

                         (ix) Uniform Commercial Code financing statements on form UCC-1 with respect to the Construction Units listed on the attached Schedule A-2 naming each of CRC-II and the Lessee, respectively, as debtor, the Issuer, as secured party and the Trustee, as assignee;

                          (x)   the original Deposit Accounts Security
         Agreements executed by each of CRC-I and CRC-II in the forms of Exhibits F-1 and F-2, respectively;

                         (xi) Uniform Commercial Code financing statement on Form UCC-1 naming the Issuer, as debtor, and the Trustee, as secured party, with respect to the CRC-I Note and the related Mortgage Note Documents;

                        (xii) the original of each CRC Lease (which shall be the sole original thereof and which together with the original of any amendments thereto permitted under the Mortgage Note Documents shall be delivered to the Trustee on the Closing Date and held by the Trustee at all times during the term hereof) and the original recorded Short-Form Master Lease, Notice of Non-Responsibility and Subordination and Recognition Agreement for each Existing Asset listed on the attached Schedule A-1 and each Construction Unit listed on the attached Schedules A-2;

                       (xiii) the Insurance Policies or certificates (which may be blanket certificates) evidencing the Insurance Policies with respect to each of the Existing Assets listed on the attached Schedule A-1 and each of the Construction Units listed on the attached Schedule A-2;

                        (xiv) the original Title Policies or commitments therefor for each of the Existing Assets listed on the attached Schedule A-1 and each of the Construction Units listed on the attached Schedule A-2;
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                         (xv)   a copy of any survey used in connection with
         the issuance of such Title Policies;

                        (xvi) a copy of a "Phase I" environmental report concerning each such Property, to the extent in the Lessee's or CRC-I's or CRC-II's possession;

                       (xvii) the original CRC-I Guaranty in the form attached hereto as Exhibit G-1;

                      (xviii)   the original CRC-II Guaranty in the form
         attached hereto as Exhibit G-2;

                        (xix) an original Officer's Certificate executed by an Authorized Officer of the Lessee in the form attached hereto as Exhibit H; and

                         (xx) Opinions of Independent Counsel dated the Closing Date, addressed to the Trustee and the Noteholders (including opinions of special New York counsel and local counsel in each state in which a Property is located), in the forms attached hereto as Exhibits B, and I-1 through I-4 with respect to, among other things, the due authorization, execution and enforceability by and against each of the Lessee, CRC-I, CRC-II and the Issuer of each of the documents referred to in this Section to which such entity is a party, which opinions may include customary assumptions, limitations, qualifications and exclusions.

                    All such Security Documents and other documents and assignments thereof delivered to the Trustee shall, as applicable, be in appropriate form for filing or recording and shall be duly filed or recorded in the offices where such filing or recording is required in the state where the relevant Property is located; provided that the Trustee shall not be required to determine whether any document is in recordable form or see to the filing or recording of any document. With respect to the original Security Documents or any other document set forth in the foregoing clauses
(i) through (xx) or any assignments thereof to the Trustee, that requires filing or recordation, the Issuer hereby represents and warrants that such original Security Document or other document or assignment thereof has been delivered to the title company issuing the Title Policies for filing or recordation, as the case may be. In all such instances, the Issuer shall deliver the original Security Document or other document or assignment thereof to the Trustee, with evidence of filing or recording, as the case may be, indicated thereon, within 60 days after the Closing Date.
                                      41
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                    All filing and recording required pursuant to this
Section 3.2 shall be accomplished at the expense of the Issuer. The Issuer shall pay or shall cause the Lessee to pay all Closing Costs incurred in connection with the closing hereunder.

                    The closing with respect to each of the Existing Assets listed on the attached Exhibit A-1 and each of the Construction Units listed on the attached Exhibit A-2 shall occur simultaneously.

                    (b) An Officer's Certificate of the Issuer, dated as of the Closing Date, to the effect that, in the case of the CRC Notes and each other item Granted as part of the Trust Estate, immediately prior to the delivery thereof on the Closing Date with respect to paragraphs (i) through
(v) of this Subsection 3.2(b) and contemporaneous with the delivery thereof with respect to paragraph (v) of this Subsection 3.2(b):

                          (i) the Issuer is the owner of the CRC Notes and holder of the rights under each item Granted as part of the Trust Estate, as applicable, in each case free and clear of any liens, claims or encumbrances of any kind;

                         (ii) the Issuer has acquired its ownership in the CRC Notes and such other items Granted as part of the Trust Estate in good faith without notice of any adverse claim;

                        (iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in the CRC Notes or any other items Granted as part of the Trust Estate;

                         (iv) the Issuer has full right to Grant the CRC Notes and such other items Granted as part of the Trust Estate to the Trustee;

                          (v) the Trustee shall have a valid, perfected first priority security interest in the Trust Estate for the benefit of the Noteholders hereunder.

                    (c) The Trustee shall have delivered to the Issuer (with a copy to the Lessee at its address set forth in the CRC Leases) the Trustee's Closing Date Collateral Receipt dated as of the Closing Date confirming the Trustee's receipt of the CRC-I Note and the CRC-II Note and the related Mortgage Note Documents which have been delivered to
                                      42
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
it and such other information specified therein in the form of Exhibit J-1 attached hereto. The Trustee shall also deliver the following Trustee's Collateral Receipts to the Issuer (with a copy to the Lessee at its address set forth in the CRC Leases):

                          (i) the Trustee's Interim Collateral Receipt, dated as of the date 30 days from the Closing Date, in the form of Exhibit J-2 attached hereto;

                         (ii)   if the Trustee cannot certify in the
         Trustee's Interim Collateral Receipt that it has received all documents listed therein, the Trustee's Final Collateral Receipt, dated as of the date on which the Trustee receives or has received all such documents, in the form of Exhibit J-3 attached hereto.

                    In delivering any such Collateral Receipt, the Trustee shall bear no responsibility for determining the due execution and the genuineness of any signature on the documents which it has received. It is understood that the scope of the Trustee's receipt with respect to the Notes and related Mortgage Note Documents and other information specified in the Collateral Receipts is to confirm that documents purported to be those described on such Receipts have been delivered to it, and the Trustee shall bear no responsibility for determining whether such insurance policies as are delivered to it meet the definition thereof provided herein or to see to it that all required insurance policies are delivered to it; nor shall the Trustee bear any responsibility for determining whether the Security Documents and other documents and assignments thereof delivered to it create a valid, first priority lien.

              Section 3.3.  Intentionally Omitted.

              Section 3.4.  Distribution of Proceeds of Notes.

                    The Issuer will use the proceeds of the Notes on the Closing Date to purchase the CRC-I Note and the CRC-II Note from CRC-I and CRC-II, respectively, pursuant to the CRC-I Note Purchase Agreement and the CRC-II Note Purchase Agreement, respectively, as follows:

                    (a) CRC-I Note Purchase. The Issuer has agreed to purchase the CRC-I Note from CRC-I for the purchase price set forth in the CRC-I Note Purchase Agreement (the "CRC-I Note Purchase Price"), which purchase price shall be deposited with the Trustee and disbursed in full on the Closing Date as follows:

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
                          (i)   The Issuer and CRC-I hereby direct and
         authorize the Trustee to disburse $22,683,100 of the CRC-I Note Purchase Price, on behalf of CRC-I, to the Lessee on the Closing Date to finance the purchase by CRC-I of an estate for years in each of the Existing Assets listed on the attached Schedule A-1 from the Lessee, through the escrow established with the title company issuing the Title Policies or as the Lessee may otherwise direct in writing.

                         (ii) CRC-I and the Issuer hereby direct and authorize the Trustee to deposit and hold proceeds of the CRC-I Note Purchase Price, in the amount of $1,069,154, in the Closing Costs Account in accordance with Section 9.6(a), and to release funds deposited in the Closing Costs Account, from time to time to pay Closing Costs in accordance with Section 9.6(a).

                        (iii) The Issuer and CRC-I hereby direct and authorize the Trustee to deposit and hold the remaining balance of the CRC-I Note Purchase Price, in the amount of $5,950,000 in the Additional Unit Acquisition Account, and to release funds deposited therein from time to time as a Potential Additional Unit(s) listed on the attached Schedule A-3 is subjected to the CRC-I Lease, as provided in Section 9.5. hereof

Notwithstanding that such disbursements of the CRC-I Note Purchase Price shall be made directly by the Trustee to the Lessee or deposited in the Closing Costs Account or the Additional Unit Acquisition Account and released in accordance with Section 9.6(a) or 9.5, as applicable, such disbursements shall be deemed to be paid by the Issuer to CRC-I under the CRC-I Note Purchase Agreement on the Closing Date and interest shall accrue and be payable by CRC-I on the full principal amount of the CRC-I Note at the rate and as otherwise provided in the CRC-I Note commencing on the Closing Date.

                    (b) CRC-II Note Purchase. The Issuer has agreed to purchase the CRC-II Note from CRC-II for the purchase price set forth in the CRC-II Note Purchase Agreement (the "CRC-II Note Purchase Price"), which purchase price shall be deposited with the Trustee and disbursed in full on the Closing Date, as follows:

                          (i) The Issuer and CRC-II hereby direct and authorize the Trustee to disburse $15,671,050 of the CRC-II Note Purchase Price, on behalf of CRC-II, to the Lessee on the Closing Date to finance the purchase by CRC-II of an estate for years in each of the
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
         Construction Units listed on the attached Schedule A-2 from the Lessee, together with the construction of a Jack In The Box Restaurant on each such Property (as applicable) by the Lessee in accordance with the terms of the CRC-II Lease, through the escrow established with the title company issuing the applicable Title Policies or as the Lessee may otherwise direct in writing.

                         (ii) CRC-II and the Issuer hereby direct and authorize the Trustee to deposit and hold proceeds of the CRC-II Note Purchase Price, in the amount of $1,411,241, in the Closing Costs Account in accordance with Section 9.6(a), and to release funds deposited in the Closing Costs Account, from time to time to pay Closing Costs in accordance with Section 9.6(a).

                        (iii) CRC-II and the Issuer further hereby direct and authorize the Trustee to deposit and hold the remaining balance of the CRC-II Note Purchase Price, in the amount of $22,123,455, in the Construction Account in accordance with Section 9.4, and to release funds deposited in the Construction Account, from time to time, on behalf of CRC-II, directly to the Lessee as the Lessee acquires each of the Potential Construction Units listed on the attached Schedule B and CRC-II acquires an estate for years in each such Property from the Lessee, and otherwise in accordance with the terms and conditions set forth in Section 9.5.

Notwithstanding that such disbursements of the CRC-II Note Purchase Price shall be made directly by the Trustee to the Lessee or deposited in the Closing Costs Account or the Construction Account and that such funds may from time to time be released directly by the Trustee to the Lessee in accordance with Sections 9.4 and 9.5 and 9.6(a), as applicable, such amounts shall be deemed to be paid by the Issuer to CRC-II under the CRC-II Note Purchase Agreement on the Closing Date and interest shall accrue and be payable by CRC-II on the full principal amount of the CRC-II Note at the rate and as otherwise provided in the CRC-II Note commencing on the Closing Date.

                    The Trustee shall have no responsibility to confirm that the proceeds of the Notes are used for the purposes specified herein.
                                      45
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                               ARTICLE FOUR

                         SATISFACTION AND DISCHARGE

Section 4.1.  Satisfaction and Discharge of Indenture.

                    Provided no Default or Event of Default has occurred and is continuing hereunder, this Indenture shall cease to be of further effect and the liens Granted hereunder shall cease and the Issuer shall be relieved of all obligations hereunder, except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) the rights of Noteholders to receive payments of principal and interest, (iv) the rights, obligations and immunities of the Trustee hereunder, and (v) the rights of Noteholders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them, and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (except as limited above), when:

                    (1) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, damaged, destroyed, lost or stolen and which have been paid or replaced as provided in Section 2.7 or upon payment in full as provided in Subsection 2.8(c), and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.2), have been paid in full;

                    (2) the Issuer has paid or caused to be paid in full all other sums payable hereunder; and

                    (3) the Issuer has delivered to the Trustee an Officer's certificate and Opinion of Counsel stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

Section 4.2.  Application of Trust Money.

                    All monies deposited with the Trustee pursuant to Section
4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, including, without limitation,
Section 10.1 or 5.8, as the case may be, to the payment to the Persons entitled thereto, of the principal and interest, for whose payment such money has been deposited with the Trustee. Such money shall be held in a segregated trust account in
                                      46
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the trust department of the Trustee identified as being held in trust by the
Trustee for the benefit of the Noteholders.


                               ARTICLE FIVE

                       EVENTS OF DEFAULT; REMEDIES


Section 5.1.  Events of Default.

                    "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and irrespective of whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

                     (a) any CRC Lease Event of Default or Mortgage Event of Default shall have occurred and be continuing;

                     (b) failure to pay any interest, premium or principal on any Note or to make any deposit required under the Notes to be made to the Sinking Fund Account or the Administrative Expenses Account, when due and payable;

                      (c) default in the performance, or breach of any term, provision, covenant, obligation or agreement of the Issuer in Sections 7.8, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 or 7.24;

                      (d) default in the performance, or breach, of any term, provision, covenant, obligation, or agreement of the Issuer in this Indenture (other than a covenant, a default in the performance of which or breach of which is specifically dealt with elsewhere in this Section), and such default or breach shall continue for a period of 30 days from the earlier of (a) actual knowledge thereof by any Responsible Issuer Officer or (b) written notice thereof to the Issuer by the Trustee or to the Issuer and the Trustee by any Noteholder;

                      (e)       if any representation, warranty or
         certification made by or on behalf of the Issuer herein or pursuant hereto or by the Issuer in or pursuant to any other document entered into by the Issuer or in connection with any of the transactions contemplated hereby or thereby shall prove to have been false or incorrect on the date as of which made and such breach
                                      47
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         remains uncured 30 days after notice thereof has been given to the Issuer or after the expiration of any reasonable and necessary extension (which shall not be for more than 90 days) given by the Trustee for those misrepresentations which by their nature cannot be cured in 30 days and which Issuer is diligently proceeding to cure;

                      (f) if (i) the Issuer, CRC-I, CRC-II, Foodmaker or any General Partner (A) shall institute (by petition, application, written admission, written consent or otherwise in writing) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceedings, or (B) shall be adjudicated a bankrupt or become insolvent or (C) shall make an assignment for the benefit of its creditors or (D) shall admit in writing its inability to pay its debts generally as they become due, or (E) shall be dissolved or (F) shall suspend payment of its obligations or (G) shall take any corporate action in furtherance of any of the foregoing; or

                         (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against the Issuer, CRC-I, CRC-II, Foodmaker or any General Partner and (A) such entity shall consent to the institution thereof, or (B) such proceedings shall not be discharged or denied within sixty (60) days after the institution thereof; or

                        (iii) a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of the Issuer, CRC-I, CRC-II, Foodmaker or any General Partner or of any such entity's estate or interest in any Property or of all or a substantial part of any such entity's other property (if any), and shall not be discharged within sixty (60) days thereafter, or if any such entity shall apply for consent to or acquiesce in such appointment, or

                      (g) default by any party under the Registration Rights Agreement.

                    Upon the occurrence of a Default, the Issuer shall promptly notify the Trustee thereof in writing. Upon receipt of such notification from the Issuer or if a Responsible Officer of the Trustee has actual knowledge of the occurrence of a Default, the Trustee shall promptly notify the Noteholders and, if any of the Notes are then
                                      48
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rated by the Rating Agencies, the Rating Agencies, in writing of the occurrence of such Default.

Section 5.2.  Acceleration of Maturity, Foreclosure Events,
Rescission and Annulment.

                    If an Event of Default occurs and is continuing, then and in every such case the Majority Noteholders may declare the principal of all the Notes to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee, and upon any such declaration such principal, together with interest accrued thereon and any premium payable in connection therewith, shall become immediately due and payable; provided that if an Event of Default specified in Subsection 5.1(f) occurs, then such principal, together with interest accrued thereon and any premium payable in connection therewith shall become immediately due and payable without any such declaration, demand, presentment or notice or any other action (all of which are waived) and references in this Indenture to "declaration of acceleration" shall include such automatic acceleration.

                    At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article Five, the Majority Noteholders, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and the consequences thereof if:

                    (a) the Issuer has paid or irrevocably deposited with the Trustee on behalf of the Noteholders a sum sufficient to pay:

                          (i)   all overdue installments of interest,
         premium, if any, and principal on all Notes;

                         (ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances, if any, of the Trustee and its agents and counsel; and

                        (iii)   all sums payable to Noteholders pursuant to
         Section 5.14(c), Section 7.1, and Section 8.1 and the reasonable compensation, expenses, disbursements, and advances of their counsel; and

                    (b) all Events of Default, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured or waived as provided in Section 5.15.
                                      49
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No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 5.3.        Collection of Indebtedness and Suits for Enforcement by
Trustee.

                    The Issuer covenants that, if Default is made in the payment of any principal of or interest on or any deposit required under any Note, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Note, the whole amount then due and payable on such Note for principal, interest and any premium and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and all sums, if any, payable to Noteholders pursuant to Section 5.14(c), Section 7.1, and Section 8.1 and the reasonable compensation, expenses, disbursements, and advances of their counsel and any Administrative Expenses incurred by the Trustee or by the Noteholders in connection therewith.

                    Subject to the provisions of Section 2.12 hereof, if the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law and out of the Trust Estate.

                    If an Event of Default occurs and is continuing, subject to Section 5.14, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as the Trustee shall deem most effectual or as directed by the Majority Noteholders to protect and enforce any such rights whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

                    The Issuer shall reimburse and indemnify the Trustee for any expenses incurred in connection with any such Proceeding as provided in
Section 6.7.
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Section 5.4.  Remedies.

                    (a) If the Notes have been declared, or have become, due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may, after notice to the Noteholders, and shall, upon direction by the Majority Noteholders subject to Section 6.1(b)(iv), do one or more of the following:

                          (i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture, whether by acceleration or otherwise, enforce any judgment obtained, and collect from the Trust Estate monies adjudged due;

                         (ii) sell all or any portion of the Trust Estate or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law and in accordance with Section 5.18 hereof;

                        (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                        (iv) exercise any remedies of a secured party under the UCC (whether or not said UCC is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Trust Estate as if the Trustee were the sole and absolute owner thereof (and the Issuer agrees to take all such action as may be appropriate to give effect to such right), and take any other appropriate action that may be available at law or in equity or pursuant to any Mortgage Note Document or other agreement to protect and enforce the rights and remedies of the Notes or the Holders of the Notes;

                          (v) institute Proceedings from time to time for the enforcement of the CRC Leases;

                         (vi)   institute Proceedings from time to time for
         the enforcement of the CRC-I Guaranty and/or the CRC-II Guaranty, enforce any judgment obtained, and collect all amounts payable thereunder; or
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                        (vii)   exercise any other rights and remedies that
         may be available hereunder or under any of the Mortgage Note Documents or at law or in equity.

                    (b) Notwithstanding the foregoing or anything to the contrary contained herein, unless and until a CRC Lease Event of Default or Mortgage Event of Default under any of the Foodmaker Mortgages shall have occurred and be continuing, no such remedies shall be available with respect to or exercisable against Foodmaker's interest in any Mortgaged Property encumbered by any of the Foodmaker Mortgages.

                    (c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Noteholder or Noteholders may bid for and purchase the Trust Estate or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the Notes in lieu of cash to the extent of the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon. Said Notes, in the event that the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being properly stamped to show partial payment.

                          Upon any sale, whether made under the power of sale
hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at such sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

                          Any such sale, whether under any power of sale
hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Trustee and the Noteholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

                    (d) The Trustee shall give notice to the Issuer of any sale of all or a portion of the Trust Estate pursuant to this Section 5.4 in accordance with the requirements of applicable law.
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Section 5.5.  Optional Preservation of Trust Estate.

                    (a) If an Event of Default shall have occurred and be continuing and so long as no declaration of acceleration has occurred which has not been rescinded, the Trustee shall retain the Trust Estate securing the Notes intact, receive the proceeds thereof and make and apply all such receipts in respect of the Notes in accordance with the provisions of Section
5.8 or 10.1 (as applicable).

                          So long as such Event of Default is continuing, any
such retention of all or any portion of the Trust Estate pursuant to this Subsection 5.5(a) may be rescinded at any time and from time to time by written notice from the Majority Noteholders to the Trustee and the Issuer directing the Trustee to liquidate or sell all or any portion of the Trust Estate.

                    (b) Nothing contained in Subsection 5.5(a) shall be construed to require the Trustee to preserve the Trust Estate securing the Notes if prohibited by applicable law or if an Event of Default has occurred and the Trustee is directed to liquidate or sell all or any portion of the Trust Estate by the Majority Noteholders.

Section 5.6.  Trustee May File Proofs of Claim.

                    In case there shall be pending Proceedings relating to the Issuer under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, or other similar law, or in case a receiver, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator, or similar official shall have been appointed for or taken possession of the Issuer or its property, or in case of any other comparable proceedings relating to the Issuer upon the Notes, or the creditors or property of the Issuer, the Trustee, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of Section 5.3, shall be entitled and empowered (but shall not be obligated), subject in each case to Section 5.14, by intervention in such Proceedings or otherwise:

                      (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid and other amounts including, without limitation, Administrative Expenses in respect of the Notes and this Indenture and to file such other papers or documents and
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         take such other action (including participating in a creditors'
         committee) as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith, all as provided in Section 6.7) and of the Noteholders (including any claim for sums due to Noteholders pursuant to Section 5.14(c), Section 7.1 and Section 8.1) allowed in any Proceedings relating to the Issuer upon the Notes or to the creditors or property of the Issuer;

                      (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation, or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

                      (c) to collect and receive any monies or other property payable to or deliverable on any such claims, and to distribute in accordance with Section 5.8 all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian, or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Noteholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, all as provided in Section 6.7.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee or standby trustee or
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similar Person or to participate as a member of any committee of creditors.

                    In any Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such Proceedings.

Section 5.7.  Trustee May Enforce Claims Without Possession of Notes.

                    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.8.

Section 5.8.  Application of Money Collected.

                    Notwithstanding any other provision of this Indenture, money collected by the Trustee pursuant to Article Eleven of this Indenture with respect to Rent, CRC Note payments, REO Net Income, or otherwise pursuant to Article Eleven with respect to any CRC Lease, CRC Note, Property, or REO Property shall be deposited in the Collection Account and shall be distributed pursuant to Section 10.1 of this Indenture, subject to payment of the Trustee's fees and expenses incurred in connection with such collection. Any money collected by the Trustee pursuant to Sections 5.3, 5.4, 5.6 and
5.18 (except as otherwise expressly provided in Section 5.5) shall be deposited in the Collection Account, shall be applied, to the extent of such funds then available in the Collection Account, in the order specified below, on each Payment Date, or, in connection with any full or partial liquidation of the Trust Estate pursuant to this Article Five, at such earlier date or dates fixed by the Trustee in the following order of priority:

              FIRST:   Unless otherwise paid out of the Collection Account
         pursuant to Subsection 10.1(a) on such date, to the payment of all taxes, assessments, or liens with respect to the Trust Estate that are prior to the lien of this Indenture, except those taxes, assessments, or liens as to which any sale under this Article shall have been subject, and to the payment of all reasonable costs and expenses of any sale of or
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         other realization upon the Trust Estate pursuant to the provisions of this Article, and to the payment of all Liquidation Expenses (if any) due and unpaid or previously paid, all amounts due and unpaid to the Trustee under Section 6.7, and all liabilities, and advances incurred or made by the Trustee (including its reasonable compensation) or its agents and counsel in connection with exercise of any remedies, the sale or other realization upon the Trust Estate and all sums payable to Noteholders pursuant to Section 5.14(c) and
         Section 8.1;

             SECOND:   To the payment of interest previously due but unpaid
         on the Notes;

              THIRD:   To the payment of interest due on the Notes;

             FOURTH:   To the payment of premium (if any) previously
         due but unpaid on the Notes;

              FIFTH:   To the payment of premium due (if any) on the
         Notes;

              SIXTH:   To the payment of principal of and any other
         amounts then owing with respect to the Notes until the principal of and any other amounts owing with respect to the Notes are paid in full;

            SEVENTH:   Provided that the Aggregate Outstanding Amount
         of the Notes and any other amounts owing with respect to the Notes, any Mortgage Note Document and the CRC Leases (after giving effect to the foregoing distributions) is zero, to the payment of all remaining Administrative Expenses not paid pursuant to clause FIRST above; and

            EIGHTH:    Provided that the Aggregate Outstanding Amount
         of the Notes and any other amounts owing with respect to the Notes (after giving effect to the foregoing distributions) is zero, and all amounts due and owing pursuant to clause SEVENTH have been paid, to the payment of any remaining funds to the Issuer or any other Person legally entitled thereto.

Section 5.9.  Limitation on Suits.

                    Subject to Section 5.10, no Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
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                      (a)   the Holders of not less than 25% in Aggregate
         Outstanding Amount of Notes shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                      (b) such Holder or Holders have offered to the Trustee reasonable indemnity (provided, however, that if such Holder is an Institutional Investor with a capitalization at least equal to double the indemnity, such Holder's unsecured agreement to indemnify the Trustee and the Issuer in a form reasonably acceptable to the Trustee shall be a sufficient indemnity for this purpose) against the costs, expenses and liabilities to be incurred in compliance with such request;

                      (c) the Trustee for 30 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such Proceeding; and

                      (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Majority Noteholders;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders (except as expressly provided in this Indenture) or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

                    In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, neither group constituting the Majority Noteholders, the Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provision of this Indenture. In such event, the Trustee shall give notice of such conflicting or inconsistent requests to the Holders of the Notes.

Section 5.10.  Rights of Noteholders to Receive Principal, Premium and
Interest.

                    Notwithstanding any other provision of this Indenture, the right of any Holder of any Note to receive
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payment of the principal of and premium, if any, or interest on such Note, on or after the respective Payment Dates expressed in such Note, or to institute Proceedings for the enforcement of any such payment on or after such respective dates, or to institute Proceedings for the enforcement of the CRC-I Guaranty and/or the CRC-II Guaranty, shall not be impaired or affected without the consent of such Holder, except as to a postponement of an interest payment for a period not exceeding three years from its due date consented to by Holders of no less than seventy-five percent (75%) of the Aggregate Outstanding Amount of the Notes, and except that such Holder may not institute any such Proceedings, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of this Indenture upon any property subject to such lien.

Section 5.11.  Restoration of Rights and Remedies.

                    If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.12.  Rights and Remedies Cumulative.

                    No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or later assertion or employment of any other appropriate right or remedy.

Section 5.13.  Delay or Omission Not Waiver.

                    No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an
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acquiescence therein.  Every right and remedy given by this Article
Five or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

Section 5.14.  Control by Noteholders.

                    (a) Notwithstanding any other provisions of this Indenture, the Majority Noteholders shall have the right to direct the time, method, and place of conducting any Proceeding for any remedy available to the Trustee or exercising any right, remedy, trust or power conferred on the Trustee (including, without limitation, directing the Trustee to engage counsel of such Noteholders' choice at the direction of such Noteholders); provided that:

                          (i) such direction shall not be in conflict with any rule of law or with this Indenture, and

                         (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, in accordance with Section 6.1, the Trustee need not take any action that it reasonably determines might involve it in liability, unless it receives a reasonable indemnity therefor (provided, further, that if such Holder is an Institutional Investor with a capitalization at least equal to double the indemnity, such Holder's unsecured agreement to indemnify the Trustee in a form reasonably acceptable to the Trustee shall be a sufficient indemnity for this purpose).

                    (b) Whenever the Trustee has received any request or direction from any Holder or group of Holders pursuant to the provisions of this Article that requires, or would, with the passage of time, require, any action by the Trustee, the Trustee shall so notify each Noteholder of the substance of such request or direction.

                    (c) If the Majority Noteholders determine that the enforcement or protection of their rights under the Notes or this Indenture so require, such Holders may take such action as shall not be inconsistent with the terms of this Indenture and as they shall deem necessary or appropriate to enforce or protect such rights, and shall be entitled to reimbursement from the Issuer for their reasonable out-of-pocket expenses relating thereto, including, but not limited to, legal fees and expenses of counsel to such Holders engaged for such purpose.
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Section 5.15.  Waiver of Past Defaults.

                    Prior to the time a judgment or decree for payment of the money due has been obtained by the Trustee, as provided in this Article, the Majority Noteholders may on behalf of the Holders of all the Notes waive any past Default and its consequences, except a Default:

                      (a) in the payment of the principal of or premium or interest on any Note, excluding principal or interest which has become due as a result of acceleration, or

                      (b) in respect of a covenant or provision hereof that under Section 8.1 cannot be modified or amended without the waiver and consent of the Holder of each Outstanding Note affected.

                    In the case of any such waiver, the Issuer, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.16.  Undertaking for Costs.

                    All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the foregoing provisions shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note in which suits the Trustee or such Noteholder or Noteholders, as the case may be, do not prevail.
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Section 5.17.  Waiver of Stay, Extension or Usury Laws.

                    The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.18.  Sale of Trust Estate.

                    (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 5.4 shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and any other amounts due under this Indenture with respect thereto shall have been paid. The Trustee may, with subsequent notice to the Noteholders, and shall upon direction of the Majority Noteholders, from time to time postpone any Sale by public announcement made at the time of and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale.

                    (b) The Trustee may bid for and acquire any portion of the Trust Estate in connection with a Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by this Indenture, all or part of the net proceeds of such Sale. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee shall hold, lease, operate, manage, or otherwise deal with any property so acquired in accordance with this Indenture in any manner permitted by law; provided, however, that nothing in this Indenture shall require the Trustee to so hold, lease, operate, manage or otherwise deal with any Property if as a result of any such action, the Trustee would be considered to hold title to, or be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Property within the meaning of CERCLA or any comparable law, or if as a result of such action, the Trustee would be subject to liability pursuant to any
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federal, state or local environmental statute, regulation or similar requirement, including, but not limited to, CERCLA, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, or at common law.

                    (c) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

                    (d) The Trustee may, upon ten (10) Business Days' prior written notice to the Issuer of the time and place of a proposed public sale or the time after which a private sale may occur, with respect to the Trust Estate or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Trustee, the Noteholders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any portion of such Trust Estate pursuant to Section 5.4, at such place or places as the Trustee deems best and for cash or on credit or for immediate or future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Trustee or any Noteholder or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Trust Estate so disposed of at any public sale (or, to the extent not prohibited by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise) of the Issuer or any of its Affiliates, any such demand, notice or right and equity being hereby expressly waived and released. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. The foregoing shall not limit in any way Subsection 5.4(a)(ii).
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                    (e)   The Trustee and the Noteholders shall incur no
liability as a result of the sale of the Trust Estate, or any part thereof, at any private sale pursuant to this Section 5.18 conducted in a commercially reasonable manner. The Issuer hereby waives any claims against the Trustee or any Noteholder arising by reason of the fact that the price at which the Trust Estate may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the obligations secured by this Indenture.

Section 5.19.  Action on Notes.

                    The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer, or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer.


                               ARTICLE SIX

                               THE TRUSTEE


Section 6.1.  Certain Duties and Responsibilities.

                      (a) (i)   The Trustee undertakes to perform such duties
         and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                         (ii) in the absence of bad faith on its part and of actual knowledge otherwise by a Responsible Officer, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, including, without limitation, certificates as to factual matters provided by Foodmaker; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture and shall promptly notify
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         the Person delivering the same if such certificate or opinion does not conform; and if a corrected form shall not have been delivered to the Trustee within fifteen (15) days after such notice from the Trustee, the Trustee shall so notify the Noteholders; and

                        (iii)   following an Event of Default and
         acceleration of the indebtedness incurred hereby, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                    (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) this Subsection 6.1(b) shall not be construed to limit the effect of Subsection 6.1(a);

                         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

                        (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders as may be required by the terms hereof relating to the time, method, and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                         (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any extraordinary financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (provided, however, that if a Holder is an Institutional Investor having a capitalization of at least double the indemnity requested, such Holder's unsecured agreement to indemnify the Trustee in a form reasonably
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         acceptable to the Trustee shall be a sufficient indemnity for such purpose) unless such risk or liability is incidental to its required or ordinary services under this Indenture prior to the occurrence of an Event of Default; provided, however, that the Trustee shall promptly give written notice to the Noteholders of any decision by it not to expend or risk its funds or incur financial liability as permitted hereby.

                    (c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

                    (d) The Trustee shall not sell, transfer, exchange or otherwise dispose of, or enter into or engage in any business with respect to, any part of the Trust Estate, except as expressly permitted by this Indenture.

Section 6.2.  Notice of Default.

                    Promptly (and in no event later than fifteen (15) Business Days) after the occurrence of any Default or Event of Default known to a Responsible Officer of the Trustee or after declaration of acceleration has been made pursuant to Section 5.2, the Trustee shall transmit by facsimile transmission with a copy thereof delivered by overnight courier for next-day delivery to the Rating Agencies (so long as any of the Notes are rated by the Rating Agencies) and to all Noteholders (in the manner provided for in Section 12.5), notice of all Defaults hereunder known to a Responsible Officer of the Trustee to have occurred and notice of cure or waiver thereof, and notice of any acceleration or rescission of acceleration of the Notes.

Section 6.3.  Certain Rights of Trustee.

                    Except as otherwise provided in Section 6.1:

                      (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, Issuer Order, Issuer Request, accounting report, Payment Date Statement, certificate as to factual matters provided by Foodmaker, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no duty hereunder to
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         independently verify whether any person is an Authorized Officer;

                      (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order;

                      (c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part and of actual knowledge otherwise by a Responsible Officer, rely upon an Officer's Certificate or a certificate as to factual matters provided by Foodmaker, or (ii) be required to determine the value of any collateral or funds hereunder, the Trustee may, in the absence of bad faith on its part and of actual knowledge by a Responsible Officer, rely on reports of nationally recognized Independent accountants or other Independent Persons qualified to provide the information required to make such determination or a certificate as to factual matters provided by Foodmaker where permitted hereunder;

                      (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may first consult with the Noteholders or with the Noteholders' Counsel or with its own counsel, and instructions of the Noteholders or the advice of such counsel or any Opinion of Independent Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

                      (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, debenture, note, certificate as to factual matters provided by Foodmaker, or other paper or document nor shall it be obligated to analyze or verify any calculation contained in any such documents, but the Trustee, in its discretion, may, and upon written direction by the Majority Noteholders shall, make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, if the Trustee shall determine or be directed to make such further inquiry or investigation, it shall be entitled, on reasonable prior notice to the Issuer to examine the books, records, and premises of the Issuer personally or by agent or attorney during the Issuer's normal business hours; provided, that the Trustee shall
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         hold, and shall cause its agents to hold, in confidence all such information, except to the extent disclosure may be made to the Noteholders or be required by law or any regulatory authority having jurisdiction over any Noteholder and except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

             (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents (including servicers and independent contractors) or attorneys; provided, however, that the Trustee shall select such agents or attorneys in good faith and with due care and that any agreement with an agent or attorney shall provide for due care by such agent or attorney in respect of the Noteholders;

             (g) to the extent permitted by applicable law, the Trustee shall not be required to give any note or surety in respect of the execution of this Indenture or otherwise;

             (h) in the absence of actual knowledge thereof by a Responsible Officer, the Trustee shall not be deemed to have knowledge of any Default or Event of Default or of any other fact or circumstances upon the happening of which the Trustee may be requested to take action hereunder; provided, however, that the Trustee shall be deemed to have knowledge of any Default or Event of Default arising out of a failure by the Issuer to make any payment or deposit required to be made by or to the Trustee under this Indenture or any failure of Foodmaker to deliver the annual certificates required to be provided by Foodmaker as provided in the CRC Leases; and

             (i) the Trustee shall have no liability for losses on investments made in accordance with this Indenture or any investment instructions it receives from the proper party in accordance with this Indenture; provided, however, that the foregoing shall not excuse the institution acting as Trustee for any liability for any such investments as to which such institution is an obligor acting in its individual commercial capacity.

Section 6.4.  Not Responsible for Recitals or Issuance of Notes.

                    The recitals contained herein and in the Notes, other than the certificate of authentication thereon, shall be taken as the statements of the Issuer, and the Trustee
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assumes no responsibility for their correctness.  The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the sufficiency of the Trust Estate. Except as specifically provided herein, the Trustee shall not be accountable for the use or application of the Notes or proceeds of the Notes.



Section 6.5.  May Hold Notes.

                    The institution acting as Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate thereof, with the same rights it would have if it were not the Trustee, the Note Registrar or any other agent.

Section 6.6.  Money Held in Trust.

                    Money held by the Trustee in trust hereunder shall be segregated from other funds held by the Trustee in trust. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon and except to the extent of income or other gain on investments that are deposits in or certificates of deposit of the institution acting as Trustee, acting not as Trustee but in its individual commercial capacity, and income or other gain actually received by the Trustee.

Section 6.7.  Compensation and Reimbursement.

                      The Issuer agrees:

                      (a) to pay or cause the Lessee to pay the Trustee (i) on the Closing Date, an agreed amount, and (ii) on each Installment Payment Date (A) reasonable compensation for all services rendered by it hereunder (including wire transfers of funds, any transfer of Notes, regular periodic reporting as required hereunder, review of loan files received on the Closing Date, normal servicing obligations hereunder (including any site inspections), any trading fees relating to Eligible Investments, any initial costs of setting up any necessary computer operations in respect of its reporting and accounting obligations hereunder and filing of UCC continuation statements), and which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and (B) a fee in the amount payable on such Installment Payment Date as set forth on the attached Schedule C, to the extent not paid from funds
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         held in the Administrative Expenses Account pursuant to Section
         9.6(b);

                      (b) except as otherwise expressly provided herein, to reimburse or cause the Lessee to reimburse the Trustee in a timely manner upon its request for all reasonable out-of-pocket expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of this Indenture or any Mortgage Note Document (including the reasonable compensation, fees, and the expenses and disbursements of its agents and counsel) and not included in the compensation described in Section 6.7(a) and to the extent not paid from funds held in the Administrative Expenses Account pursuant to Section 9.6(b), except any such expense, disbursement, or advance as may be attributable to its negligence, willful misconduct, or bad faith; and

                      (c) to indemnify Trustee for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, willful misconduct, or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and to the extent not paid from funds held in the Administrative Expenses Account pursuant to Section 9.6(b).

                    The Trustee shall have a lien on the Trust Estate ranking junior to that of the Notes upon all property and funds held or collected as part of the Trust Estate by the Trustee in its capacity as such securing the payment of the foregoing amounts; provided, however, that the Trustee shall not institute any proceeding for enforcement of such lien except after payment in full of all of the Notes. The Trustee agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least 91 days after the payment in full of all Notes issued under this Indenture.

Section 6.8.  Corporate Trustee Required; Eligibility.

                    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having, or being a member of a bank holding company having, a combined capital and surplus of at least
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$100,000,000, subject to supervision or examination by federal or state banking authority. Such standards for eligibility of the Trustee shall not be modified without the Issuer's prior written consent. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article; provided, however, that if the Majority Noteholders so direct, the Trustee shall continue as Trustee notwithstanding such ineligibility.

Section 6.9.  Resignation and Removal; Appointment of Successor.

                    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.10.  Any (i) resignation or removal of the Trustee,
(ii) appointment of a successor Trustee and (iii) acceptance of such appointment by such successor Trustee, in each case under this Article Six, shall be deemed to be without further notice or act.

                    (b) The Trustee may resign at any time by giving written notice thereof to the Issuer and the Noteholders. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by two Authorized Officers of the Issuer on behalf of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Noteholder; provided, however, that such successor Trustee shall be appointed only upon the written consent of the Majority Noteholders. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee or any Noteholder (who has been a Holder of Notes for at least six months) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (c) The Trustee may be removed at any time by the Majority Noteholders by written notice delivered to the Trustee and to the Issuer. On or after the receipt by the Trustee of such written notice, all authority and power of the Trustee under this Indenture whether with respect to the Mortgage Note Documents or otherwise, shall pass to and be vested in the successor Trustee appointed pursuant to and
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under this Section; and, without limitation, the successor Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Trustee, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the CRC Notes and related documents, or otherwise. The Trustee agrees to cooperate with the successor Trustee in effecting the termination of the Trustee's responsibilities and rights hereunder, including, without limitation, the transfer to the successor Trustee for administration by it of any cash amounts which are thereafter received by the Trustee with respect to the Trust Estate. Removal or resignation hereunder will not release the Trustee from any liability or obligation that will have arisen or may thereafter arise as a result of any acts or omissions by the Trustee prior to such removal or resignation constituting wilful misconduct, bad faith, or negligence in the performance of duties hereunder.

                    (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Trustee and the Issuer shall promptly notify the Noteholders of such resignation, removal or inability to perform with respect to the Trustee and propose the appointment of a successor Trustee, subject to the consent of the Majority Noteholders (which notice shall (i) specify the proposed successor Trustee and (ii) state that such consent shall be deemed to have been given upon passage of thirty (30) days from the date of mailing of notice of such proposed appointment by the Issuer to the Noteholders if no response to the contrary has been received). If no successor Trustee shall have been so appointed by the Issuer or the Noteholders and shall have accepted appointment in the manner hereinafter provided, any Noteholder may, on behalf of such Noteholder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (e) The Trustee and the Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by giving written notice of such event to the Noteholders, and, if the Notes are then rated by the Rating Agencies, to the Rating Agencies. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
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Section 6.10.  Acceptance of Appointment by Successor.

                    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment and making the representations set forth in Section 6.13 hereof, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties, and obligations of the retiring Trustee under this Indenture but, on request of the Issuer or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers, and trusts.

                    Upon acceptance of appointment by a successor Trustee as provided in this Section 6.10, the Issuer shall mail notice thereof to the Noteholders.

                    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this Article Six.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business of Trustee.

                    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto or thereto. In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
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Section 6.12.  Co-Trustees and Separate Trustee.

                    At any time or times, if the Trustee deems it to be reasonably necessary, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Trustee shall have power to appoint, and, upon the written request of the Majority Noteholders, shall so appoint, one or more Persons (who shall not be Noteholders) either to act as co-trustee, jointly with the Trustee, of all or any part of the Trust Estate, or to act as separate trustees of any such property, in either case with such powers as may be provided in the instrument of appointment which shall expressly designate the property affected and the capacity of the appointee as either a co-trustee or separate trustee, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary, subject to the other provisions of this Section 6.12. The Issuer shall be deemed to have joined in any such appointment by virtue of the execution of this Indenture. The Issuer agrees to pay any reasonable fees and expenses in connection with such appointment.

                    Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer and the Issuer hereby irrevocably designates the Trustee to so act.

                    Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                      (a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder shall be exercised solely by the Trustee;

                      (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee or separate trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in
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         which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee; provided, however, that such co-trustee or separate trustee may exercise and perform such rights, powers, duties and obligations only to the extent necessary to comply with applicable law;

                      (c) the Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.12; upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignations or removal; a successor to any co-trustee or separate trustee which has resigned or has been removed may be appointed in the manner provided in this Section 6.12;

                      (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

                      (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee or separate trustee selected, if selected by the Trustee, in good faith and with due care; and

                      (f) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

                    The appointment of a co-trustee shall not relieve the Trustee of its responsibilities hereunder.

Section 6.13.  Representations and Warranties of Trustee.

                    The Trustee represents and warrants that:

                    (a) The Trustee has been duly organized, and is validly existing and in good standing as a Massachusetts banking corporation and has the power to conduct business and affairs as a trustee.

                    (b) The Trustee has the corporate power and authority to perform the duties and obligations of Trustee under this Indenture, including, without limitation, the power and authority to hold the CRC Notes and the other Mortgage Note Documents; the power and authority to
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establish and maintain the Administrative Expenses Account, Closing Costs
Account, Collection Account, Equity Collection Account, Construction Account, Sinking Fund Account and, if necessary, to establish and maintain the Proceeds Account, and to hold funds in and disburse funds from the Administrative Expenses Account, Closing Costs Account, Collection Account, Equity Collection Account, the Construction Account, Sinking Fund Account and, if necessary, the Proceeds Account, as contemplated herein. The Trustee has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and all of the documents required pursuant hereto and thereto. Upon execution and delivery by the Issuer, this Indenture will constitute the legal, valid and binding obligation of the Trustee enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights generally from time to time in effect.

                    (c) Upon execution and delivery to the Trustee by the Issuer and authentication and delivery to the Noteholders by the Trustee, the Notes will have been duly and validly authenticated and delivered by the Trustee on behalf of the Issuer.

                    (d) No consent, approval, authorization or order of, giving of notice to, registration with, or taking of any other action with respect to, any court or governmental agency or body is required for the execution, delivery or performance by the Trustee of the Indenture the authentication by the Trustee of the Notes, or the consummation by the Trustee of the transactions provided for in this Indenture except such as have been made or obtained, if any.

                    (e) The execution and delivery by the Trustee of this Indenture and compliance with the terms hereof in its capacity as Trustee and the authentication by the Trustee of the Notes will not, to its best knowledge after diligent inquiry, (i) conflict with or violate any term or provision of the charter or bylaws of the Trustee or any statute, order or regulation applicable to the Trustee of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Trustee, or (ii) conflict with, result in a breach, violation or the acceleration of or constitute a default under the terms of any material indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.
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                    (f)   No actions, proceedings or investigations are
pending or, to the best of its knowledge, threatened before any court, administrative agency or other tribunal with respect to the Trustee (and no basis therefor exists), which would affect the existence of the Trustee or in any way contesting or affecting the validity or enforceability of this Indenture, or the Notes or contesting the powers of the Trustee or its authority to enter into and perform its obligations under this Indenture as Trustee.


                               ARTICLE SEVEN

                                 COVENANTS


Section 7.1.  Payment of Principal and Interest.

                    The Issuer will duly and punctually pay the principal of and premium, if any, and interest on, and all deposits required under, the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code, and under any laws of any state or other jurisdiction by any Person from a payment to any Noteholder of interest or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

Section 7.2.  Appointment of Agent.

                    The Issuer hereby irrevocably appoints the Trustee, at its Corporate Trustee Office, to serve as the Issuer's agent to whom (i) Notes may be presented or surrendered for payment, (ii) Notes may be surrendered for registration of transfer or exchange, and (iii) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.

Section 7.3.  Money for Note Payments.

                    All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account or the Sinking Fund Account shall be made on behalf of the Issuer by the Trustee as provided herein.

Section 7.4.  Existence of Issuer.

                    The Issuer will maintain in full force and effect its existence, rights and franchises as a corporation, organized under the laws of the State of Delaware, separate
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and apart from any of its Affiliates, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or the Trust Estate. The Issuer shall not amend its articles of incorporation or by-laws without the written consent of the Majority Noteholders. The Issuer at all times will be operated in accordance with the provisions of its articles of incorporation, by-laws and any laws or regulations applicable to it, and shall observe all corporate formalities, including keeping its own separate books and records, having its own bank accounts and keeping its funds separate from the funds of its shareholders, holding periodic meetings of its directors and shareholders, and having officers that (when acting in their capacity as officers of the Issuer) act in such corporation's best interests, and is able to fund from its own assets all of its activities and expenses. The charter and by-laws of the Issuer provide that a unanimous vote of all directors of the Issuer is necessary for (a) any merger or consolidation, (b) any voluntary bankruptcy filing and any declaration of insolvency for any purpose for the Issuer, or (d) any amendment of the Issuer's charter, or of its by-laws if such amendment pertains to the matters set forth in this Section 7.4, Section 7.8 or Section 7.11.

Section 7.5.  Protection of Trust Estate.

                    (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or, upon request of the Trustee or the Majority Noteholders, advisable to:

                          (i) Grant more effectively all or any portion of the Trust Estate;

                         (ii) maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

                        (iii) perfect, publish notice of, or protect the validity of any Grant made or intended to be made by this Indenture;

                         (iv) enforce any of the Mortgage Note Documents, Eligible Investments, or other
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         instruments included in the Trust Estate, or the CRC Leases;

                          (v) preserve and defend title to the Trust Estate and the rights therein of the Trustee and the Noteholders in such Trust Estate against the claims of all Persons and parties; and

                         (vi) pay any and all taxes levied or assessed upon all or any part of the Trust Estate.

The Issuer hereby irrevocably designates the Trustee its agent and attorney-in-fact to execute, to the extent not prohibited by applicable law, any financing statements, continuation statements, or other instruments or documents required pursuant to this Section 7.5 if such Issuer fails to do so.

                    (b) The Trustee shall not (i) remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate, or other writing including, without limitation, the CRC Notes,
(A) from the jurisdiction in which it was held at the date the most recent Opinion of Independent Counsel was delivered pursuant to Section 7.6 (or from the jurisdiction in which it was held as described in the Opinion of Independent Counsel, delivered at the Closing Date), if no Opinion of Independent Counsel has yet been delivered pursuant to Section 7.6) or (B) from the possession of the Person who held it on such date or (ii) cause or permit ownership or the pledge of any portion of the Trust Estate to be recorded on the books of a Person (A) located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date or (B) other than the Person on whose books such ownership or pledge was recorded at such date, unless the Trustee shall have first received an Opinion of Independent Counsel to the effect that the lien and perfected first priority security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

                    (c) The Issuer shall pay or cause to be paid any taxes levied on the Issuer on account of the Issuer's ownership of the Trust Estate.

Section 7.6.  Opinions as to Trust Estate.

                    On or before December 31 in the third calendar year following the Closing Date and on December 31 in each third year thereafter, the Issuer shall furnish to the Trustee an Opinion of Independent Counsel either (i) stating that, in
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the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents as is necessary to maintain the lien and perfected first priority security interest created by this Indenture with respect to the Trust Estate and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien and perfected first priority security interest. Such Opinion of Independent Counsel shall also describe the recording, filing, re-recording, and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents that will, in the opinion of such counsel, be required to maintain the lien and perfected first priority security interest of this Indenture with respect to the Trust Estate. The fees and expenses incurred in connection with each such Opinion of Independent Counsel shall be Administrative Expenses payable in accordance with the terms of this Indenture, and any such fees and expenses not so paid shall be paid by the Trustee, to the extent funds are available from the Trust Estate or are otherwise provided to the Trustee, on behalf of the Issuer subject to the Trustee's right of reimbursement therefor pursuant to Section 6.7.

Section 7.7.  Performance of Obligations.

                    The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under the Mortgage Note Documents or the CRC Leases or under any instrument included in the Trust Estate or which would result in the amendment, hypothecation, subordination, termination, or discharge of, or impair the validity or effectiveness of, any of the Mortgage Note Documents, the CRC Leases or any such instrument, except as provided in this Indenture or such Mortgage Note Document, the CRC Leases or other instrument.

Section 7.8.  Certain Negative Covenants.

                    (a) From and after the Closing Date, the Issuer will not:

                          (i)   sell, transfer, exchange, or otherwise
         dispose of, or pledge, mortgage, hypothecate, or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Trust Estate, except as expressly permitted by this Indenture;
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                         (ii)   claim any credit on, or make any deduction
         from, the principal or interest payable with respect to the Notes (other than the amounts required to be withheld in accordance with the Code) or assert any claim against any present or future Noteholder, by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

                        (iii) incur or have outstanding any indebtedness, or incur, assume, or guarantee the indebtedness of any Person (including, without limitation, pursuant to any purchase or repurchase agreement, any indemnity, or any keep-well, take-or-pay, through-put, or other arrangement having the effect of assuring or holding harmless any third Person against loss with respect to any obligation of such other Person) other than pursuant to this Indenture, unless such indebtedness is an invoice, statement of account, check, work request, purchase order or other similar document representing expenses relating to activities of the Issuer in accordance with Section 7.11;

                         (iv) cause, permit or acquiesce in any sale, transfer, assignment or other disposition of the interests of the shareholders in the Issuer which would result in a transfer, cumulatively, of 49% or more of the shareholder interests in Issuer;

                          (v)   (A)   permit the validity or effectiveness of
         this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes or any document executed pursuant hereto or thereto, except as may be expressly permitted hereby or thereby; (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and any lien for taxes not yet due and payable) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority perfected security interest in the Trust Estate;
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                         (vi)   employ any employees; or

                        (vii) enter into or permit to exist, directly or indirectly, any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer, except for transactions in the ordinary course of the business of the Issuer and upon fair and commercially reasonable terms which are no less favorable to the Issuer than would be obtained in a comparable arm's-length transaction with a Person that is not such an Affiliate.

                      (b) The Issuer shall not exercise any right of the lessor under either of the CRC Leases (including, without limitation, any right to make any election or determination or give any consent, direction, or waiver under such CRC Lease) without the prior written approval of the Trustee, all of which rights are assigned to the Trustee by virtue of the CRC Lease Assignments, including the collateral assignments thereof by the Issuer to the Trustee. To the extent any such consent may not be unreasonably withheld by the applicable Borrower under the applicable CRC Lease, the Trustee and the Noteholders shall be bound by such reasonableness standard.

Section 7.9.  Statement as to Compliance.

                    Promptly upon request by the Trustee or any Noteholder, the Issuer shall deliver to the Trustee an Officer's Certificate stating, as to each signer thereof, that:

                      (a) a review of the activities of the Issuer during the preceding six-month period and of the Issuer's performance under this Indenture has been made under his or her supervision; and

                      (b) to the best of his or her knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture and the Mortgage Note Documents throughout such six-month period has complied fully with the terms and provisions hereof and no Default exists hereunder or thereunder, or, if there has or had been a Default during such quarter, specifying each such Default known to him and the nature and status thereof.
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Section 7.10.  Issuer May Not Consolidate, Etc.

                    Except as expressly permitted by Sections 7.11, the Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets to any Person.

Section 7.11.  No Other Business.

                    The Issuer shall not engage in any business or activity other than: (i) issuing and selling the Notes pursuant to this Indenture and acquiring, owning, and pledging the Trust Estate in accordance with the terms of this Indenture; (ii) issuing or incurring indebtedness permitted by
Section 7.8(a)(iii); and (iii) engaging in any other activities which are necessary, suitable, or convenient to accomplish the matters set forth in this Section 7.11 or are incidental thereto or connected therewith. The organizational documents of the Issuer provide that the Issuer is restricted to engaging only in such business or activities.

Section 7.12.  No Purchase of Notes.

                    The Issuer may not acquire any Notes.

Section 7.13.  Investment Company Act.

                    The Issuer shall at all times while the Notes are outstanding take all actions necessary to ensure that the Issuer is at all times exempt from and need not register as an "investment company" under the Investment Company Act, and shall at no time allow itself to be controlled by an "investment company" as defined in the Investment Company Act.

Section 7.14.  Notice of Event of Default.

                    Upon the occurrence of any Default or Event of Default, the Issuer shall promptly notify the Trustee thereof in writing.

Section 7.15.  Use of Proceeds.

                    The Issuer shall use the proceeds from the sale and issuance of the Notes solely for the purposes set forth in Section 3.4. The Issuer will not use any of the proceeds from the sale and issuance of the Notes for the purchase of any security that constitutes "margin stock" or "margin securities" within the meaning of Regulations G, T, U or X
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of the Board of Governors of the Federal Reserve System (or any successor regulations thereto).

Section 7.16.  Books and Records.

                    The Issuer shall keep accurate books and records regarding the Notes and the Trust Estate and its business affairs and transactions.

Section 7.17.  Consents, Waivers and Modifications of Other Agreements.

                    Without the prior written consent of Majority Noteholders or obtaining an Opinion of Independent Counsel and Accountants that a requested action should have no material adverse effect on the Noteholders, neither the Issuer nor the Trustee will consent to, waive or enter into or acquiesce in or consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any Mortgage Note Document, or CRC Lease or the partnership agreement or charter documents of any Borrower or the charter documents of any General Partner. In addition, neither the Issuer nor the Trustee will consent to any material amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any CRC Note or any of the payment terms thereof without the prior written consent of the Lessee. At the cost of the Issuer, the Issuer shall provide to the Trustee and the Noteholders a copy of any such proposed amendment, supplement or other modification, as applicable, promptly upon receipt thereof by the Issuer. The fees and expenses incurred in connection with each such advice letter of Independent counsel shall be Administrative Expenses payable in accordance with the terms of this Indenture, and any such fees and expenses not so paid shall be paid by the Trustee, to the extent funds are available from the Trust Estate or are otherwise provided to the Trustee, on behalf of the Issuer subject to the Trustee's right of reimbursement therefor pursuant to Section 6.7. At the cost of the Issuer, the Issuer shall provide to the Trustee and the Noteholders a copy of the executed amendment, supplement or modification as soon as practicable after its execution.

Section 7.18.  Grant of Trust Estate.

                    The Grant of the Trust Estate hereby made shall be valid and binding from and after the time of the delivery by the Trustee of the first Note authenticated and delivered under this Indenture. All present and future property of the Issuer subject to, or intended to be subject to, the
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Grant of the Trust Estate hereby made shall immediately be subject to the lien created by such Grant and the obligation to perform the contractual provisions hereunder shall have priority over any and all other obligations and liabilities of the Issuer, and the lien created by such Grant shall be valid and binding as against all parties having claims of any kind in tort, contract, or otherwise against the Issuer irrespective of whether such parties have notice thereof.

Section 7.19.  Rent to be Paid Over to Trustee.

                    The Issuer shall cause the Rent to be paid directly to the Trustee. If, notwithstanding these arrangements, the Issuer receives any Rent, the Issuer shall immediately pay over the same to the Trustee and if the Issuer is for any reason unable immediately to pay over such Rent to the Trustee, the Issuer shall hold all such rent in trust for the Trustee and shall pay over such Rent to the Trustee at the earliest possible time that the Issuer is able to do so.

Section 7.20.  Fiscal Year End.

                    The Issuer will use the calendar year as its fiscal year and will not change its fiscal year.

Section 7.21.  Inspection.

                    The Issuer shall permit and shall cause each Borrower to permit the Trustee, any Noteholder, or any authorized representative designated by any thereof, to visit, have access to and inspect, audit, appraise and verify any information in the possession of the Issuer or such Borrower with respect to, the Issuer, the Borrower, or any of the Properties, including any related financial, accounting and other files and records, and to make copies and take extracts therefrom, and to discuss the Issuer's or any Borrower's affairs, finances and business with its respective officers, directors, partners, employees and public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. The Issuer shall, at the request of the Trustee or any Noteholder, take all steps necessary to facilitate any such inspection, audit, appraisal or verification and, without limiting the generality of the foregoing, shall use its best efforts to cause the Issuer's or any Borrower's, as the case may be, officers, directors, partners, employees and public accountants to cooperate in this regard.
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Section 7.22.  Access to Accountants.

                    Upon request by the Trustee or any Noteholder, the Issuer shall use its best efforts to cause its public accountants to deliver to the Trustee (and upon receipt the Trustee shall deliver to each Noteholder) a letter stating that the Trustee and the Noteholders are entitled to rely on the financial statements (if any), reports and other material produced by such accountants for the Issuer or any other Person in connection with this Indenture or the Trust Estate Granted hereunder. The Issuer authorizes its public accountants to discuss the financial condition of the Issuer and the Properties with the Trustee and each Noteholder upon reasonable notice to the Issuer and such accountants and authorizes such accountants to disclose to the Trustee and the Noteholders any and all information of any kind that such accountants may have with respect to the financial condition of the Issuer and the Properties or either thereof. The Trustee and the Noteholders may make such requests and take such action permitted under this Section 7.22 as often as they may deem necessary including, without limitation, any time the Issuer changes its public accountants.

Section 7.23.  Provision of Rule 144A Information.

                    During the period beginning on the original issuance date of the Notes and ending on the date that is three years from such date, the Issuer covenants and agrees that it shall, during any period in which the Lessee or the Issuer is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Notes which continue to be Restricted Notes in connection with any sale thereof, and make available to any prospective purchaser of Notes from such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of such Holder or beneficial holder of the Notes. The Issuer shall take such further action as any Holder or beneficial holder of such Notes may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes, the Issuer shall deliver to such Holder or beneficial holder a written statement as to whether it has complied with such requirements.
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Section 7.24.  Maintenance of Office.

                    The Issuer shall maintain its chief executive office and principal place of business at One Financial Center, Boston, Massachusetts, or at such other place in the United States of America as the Issuer shall designate upon 60 days' prior notice to the Trustee and the Noteholders as provided in Section 12.5 hereof.

Section 7.25.  Copies of Notices.

                    The Issuer shall promptly send duplicate copies to the Trustee of all notices furnished to the Issuer or given by it to any of the Lessee, or any Borrower.

Section 7.26.  Performance By Foodmaker.

                    To the extent Foodmaker performs any obligations of the Issuer hereunder which are capable of being performed by Foodmaker, such obligations of the Issuer shall be deemed satisfied.


                               ARTICLE EIGHT

                          SUPPLEMENTAL INDENTURES


Section 8.1.  Supplemental Indentures.

                    (a) The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder;

                          (i)   to cure any ambiguity, defect or
inconsistency;

                         (ii)   to provide for the issuance of notes
hereunder to be exchanged for the Notes pursuant to a Registered Exchange Offer (as defined in the Registration Rights Agreement);

                        (iii) to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder;
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                         (iv)   to evidence and provide for the acceptance of
appointment hereunder by a successor Trustee appointed in accordance with Article Six; or

                          (v)   to make any change that does not materially
and adversely affect the rights of any Holder.

                    (b) With the written consent of the Holders of the Majority Noteholders, by Act of such Holders delivered to the Issuer and the Trustee, the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note:

                          (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note, or reduce or increase the principal amount thereof or the Note Interest Rate thereon or the rights of the Noteholders to the benefit of any provisions relating to the redemption of the Notes, change the provisions of this Indenture relating to the application of proceeds of the Trust Estate to the payment of principal or interest on the Notes, or change any place where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof;

                         (ii)   change the percentage in Aggregate
         Outstanding Amount of Notes, the consent of the Holders of which is required for the execution of any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

                        (iii) impair or adversely affect or release any part of the Trust Estate except as otherwise permitted herein;

                         (iv) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security afforded by the lien of this Indenture;
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                          (v)   change the percentage of the Aggregate
         Outstanding Amount, the consent of the Holders of Notes of which is required to direct the Trustee to sell or liquidate the Trust Estate pursuant to Article Five;

                         (vi) modify any of the provisions of this Section 8.1, or Section 5.15, 7.18 or Section 11.14;

                        (vii) modify the proviso to the definition of the term "Outstanding" or modify the terms "Holder" and "Noteholder";

                       (viii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest, premium, or principal due on any Note, on any Payment Date (including the calculation of any of the individual components of such calculation); or

                         (ix) cause the rating of the Notes to be lowered by either of the Rating Agencies.

                    At the cost of the Issuer, the Trustee shall provide to the Noteholders and, if any of the Notes are then rated by the Rating Agencies, to the Rating Agencies a copy of any proposed supplemental indenture at least 15 Business Days prior to the execution thereof by the Trustee. The Trustee shall request written confirmation from the Rating Agencies within such 15 Business Day period that the Rating Agencies will not, as a result of such supplemental indenture, cause the rating of the Notes to be lowered and the Trustee shall promptly provide the Noteholders with any written response received from the Rating Agencies. At the cost of the Issuer, the Trustee shall provide to the Noteholders and the Rating Agencies a copy of the executed supplemental indenture as soon as practicable after its execution. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                    Any solicitation of Holders of Notes to any consent, waiver, or amendment under this Indenture involving consideration shall provide that such consideration be paid equally to all Noteholders regardless of whether or not such Noteholders agree to such consent, waiver, or amendment or are entitled to participate in such consent, waiver, or amendment.

                    (c) Notwithstanding anything to the contrary contained herein, the provisions of Sections 5.4(b), 9.2(b) (regarding the withdrawal of funds from the Sinking Fund
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Account), 9.7(a), 11.5, 11.6, 11.18 and 11.19 of this Indenture shall not be amended or supplemented without the prior written consent of Foodmaker.

Section  8.2.  Execution of Supplemental Indentures.

                    In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article Eight or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Independent Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, or immunities, respectively, under this Indenture or otherwise.

Section 8.3.  Effect of Supplemental Indentures.

                    Upon the execution of any supplemental indenture permitted under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby whether or not the Notes have any reference or notation concerning such supplemental indenture.


                               ARTICLE NINE

                    ACCOUNTS, ACCOUNTING AND RELEASES


Section 9.1.  Collection of Money.

                    Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture or the Mortgage Note Documents or any collateral assignment thereof to the Trustee, including, without limitation, pursuant to either of the CRC Leases by virtue of the CRC Lease Assignments and the collateral assignment thereof by the Issuer to the Trustee, including, without limitation, all Rent, all payments due on the CRC Notes, and all other amounts received under the Mortgage Note Documents. To the extent any such amounts are paid or
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delivered to the Issuer, such amounts shall be held in trust for the benefit of the Holders of the Notes and remitted to the Trustee by the Business Day following receipt of such amounts. The Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture.

Section 9.2. Collection Account, Sinking Fund Account and Equity Collection Account.

                          (a)   Collection Account.  The Trustee shall, prior
to the Closing Date, establish a segregated non-interest bearing trust account for the benefit of the Noteholders which shall be called the "Collection Account" into which the Trustee shall from time to time deposit all amounts required to be deposited therein pursuant to the terms of this Indenture. Without limiting the foregoing, all Rent is required to be paid by the Lessee directly to the Trustee pursuant to the CRC Leases for deposit in the Collection Account, and for application hereunder by the Trustee in accordance with Section 10.1 or Section 5.8 (as applicable). All monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Trust Estate and shall be applied as herein provided.

                    (b)   Sinking Fund Account.

                          (i)   The Trustee shall, prior to the Closing Date,
establish a segregated trust account for the benefit of the Noteholders which shall be called the "Sinking Fund Account" into which the Trustee shall deposit on each Payment Date to and including the Year Nine Installment Payment Date, the sum of the Unit Sinking Fund Payments due on such date under the Notes, from the funds deposited in the Collection Account (to the extent available and after giving effect to any distributions from the Collection Account pursuant to clauses FIRST through SIXTH of Section 10.1). All monies deposited in the Sinking Fund Account pursuant to this Indenture and all Reinvestment Income thereon shall be held by the Trustee as part of the Trust Estate. So long as no Event of Default has occurred and is continuing, all or a portion of the monies in the Sinking Fund Account shall be invested and reinvested at the Lessee's direction, by a written request dated and signed in the name of the Lessee by an Authorized Officer of the Lessee and delivered to the Trustee, in one or more Eligible Investments having a maturity date no later than the Business Day prior to the Year Nine Installment Payment Date.
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                          (ii)  In addition, so long as no Event of Default
has occurred and is continuing, at the Issuer's and the Lessee's direction, by a written request dated and signed in the name of the Issuer and the Lessee by Authorized Officers of the Issuer and the Lessee and delivered to the Trustee, (A) upon Lessee's purchase of the applicable Borrower's interest in an Eligible Unit upon the Early Termination thereof, a portion of the balance of the Sinking Fund Account (herein referred to as the "Required Equity Account Contribution"), in an amount specified in such request and which shall equal the amount by which (I) two (2) times the Unit Percentage for each such Eligible Unit multiplied by the lesser of (aa) the balance in the Sinking Fund Account on such date or (bb) the amount which would have been the Ideal Sinking Fund Balance on such date (after taking into account the payments assumed to be made on such date in the definition of "Ideal Sinking Fund Balance" (inclusive of any payment of Individual Unit Special Rent (as defined in the applicable CRC Lease) attributable to such Eligible Unit which is due on such day), but disregarding the withdrawal on account of such Eligible Unit under clause (ii) of the definition of "Ideal Sinking Fund Balance"), exceeds (II) the excess, if any, of the Lessee's Early Termination Increment over the Lessee's Present Value Increment for such Eligible Unit
(in each case as defined in the applicable CRC Lease) shall be deposited in the Equity Collection Account (any Required Equity Account Contribution actually deposited in the Equity Collection Account is referred to herein as an "Actual Equity Account Contribution") and an amount equal to the excess, if any, of the Lessee's Early Termination Increment over the Lessee's Present Value Increment for such Eligible Unit shall be released to Lessee in accordance with the instructions specified in Lessee's written request and
(B) upon the applicable Borrower's purchase of Lessee's interest in an Eligible Unit upon the Early Termination thereof, an amount equal to the Required Equity Account Contribution shall be released to the applicable Borrower as specified in such request. Notwithstanding the foregoing, at such time as the aggregate Actual Equity Account Contributions (which for purposes of this sentence shall be deemed to include any Required Equity Account Contributions released to the applicable Borrower) together with the Reinvestment Income which would have been earned thereon had such Actual Equity Account Contributions accrued interest from the date of deposit (or deemed deposit) thereof into the Equity Collection Account at the rate of 6% (on the basis of a 360-day year), compounded semi-annually on the first day of each January and July), equal the present value (discounted to the date of such calculation at a discount rate of 6% (on the basis of a 360-day year) compounded semi-annually on the first day of each January and July of a payment of
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$11,500,000 due on the first business day of January, 2003, as certified in a certificate signed by an Authorized Officer of the Lessee and delivered to the Trustee, no further Required Equity Account Contributions shall be due or made or released to any Borrower.

                    In addition, so long as no Event of Default has occurred and is continuing, at the Issuer's and the Lessee's direction, by a written request dated and signed in the name of the Issuer and the Lessee by Authorized Officers of the Issuer and Lessee and delivered to the Trustee, upon the Year Nine Installment Payment Date and so long as all payments previously due or then due on the Notes have been paid, the remaining balance of the Sinking Fund Account shall be applied as follows:

                      (x) A portion of such balance, in an amount equal to the aggregate Required Equity Account Contributions for all Eligible Units as to which an Early Termination has been consummated (exclusive of the amounts of all Actual Equity Account Contributions previously deposited to the Equity Collection Account and Required Equity Account Contribution released to the Borrowers) together with all Reinvestment Income earned on the amounts of such Required Equity Account Contributions while they were retained in the Sinking Fund Account, as certified in a Certificate signed by Authorized Officers of the Issuer and the Lessee and delivered to the Trustee, shall be deposited in the Equity Collection Account; and

                      (y) The balance of such account shall be released to Lessee.

                    If an Event of Default has occurred and is continuing or if the Lessee shall not have given any directions pursuant to this Subsection 9.2(b), the Trustee shall invest and reinvest such monies as fully as practicable in one or more Eligible Investments and which are, to the extent available, administered by the Trustee or an Affiliate of the Trustee. All income or other gain from such investments shall be credited to the Sinking Fund Account and shall be applied as provided above. Any loss resulting from such investments shall be charged to the Sinking Fund Account. The Trustee shall not in any way be held liable by reason of any insufficiency in the Sinking Fund Account resulting from any loss on any Eligible Investment, except as otherwise provided in Subsection 6.3(i). Nothing contained herein shall limit the obligations of the Issuer to pay the Initial Bullet Payment (as defined in the Notes) or any other amounts payable under each of the Notes in the event the funds in the Collection
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Account are not sufficient to pay the full amount of the Initial Bullet
Payment under (and as defined in) each of the Notes on the Year Nine Installment Payment Date or such other payments when due.

                    (c) Equity Collection Account. The Trustee shall, prior to the Closing Date, establish a segregated trust account for the benefit of the Noteholders which shall be called the "Equity Collection Account." Provided that no Event of Default has occurred and is continuing, the sum of the Purchase Price plus the Special Sinker Rent (if any) paid under (and as such terms are defined in) the CRC Leases for any Property in connection with the Early Termination or exercise of the Year Nine Option or making of the Year Nine Offer (as defined in the CRC Leases), minus the Termination Value of such Property, which amount shall be certified in an Officer's Certificate by an Authorized Officer of the Issuer (as agent to the applicable Borrower) to the Trustee, shall be transferred by the Trustee from the Collection Account, after giving effect to the distributions from the Collection Account set forth in clauses FIRST through TENTH of Section 10.01, to the Equity Collection Account. In addition, deposits shall be made to the Equity Collection Account as provided in Section 9.2(b). Monies in the Equity Collection Account (including any Reinvestment Income thereon) shall be held by the Trustee as part of the Trust Estate as collateral for the repayment of the Notes. So long as no Event of Default has occurred and is continuing, all or a portion of the monies in the Equity Collection Account shall be invested and reinvested upon Issuer Order, in one or more Eligible Investments having a maturity date no later than the Business Day prior to the Stated Maturity. If an Event of Default has occurred and is continuing or if the Issuer (as agent for the applicable Borrower) shall not have given any directions pursuant to this Subsection 9.2(c), the Trustee shall invest and reinvest such monies as fully as practicable in one or more Eligible Investments and which are, to the extent available, administered by the Trustee or an Affiliate of the Trustee. All income or other gain from such investments shall be credited to the Equity Collection Account and shall be applied as provided above. Any loss resulting from such investments shall be charged to the Equity Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency in the Equity Collection Account resulting from any loss on any Eligible Investment, except as otherwise provided in Subsection 6.3(i). Upon the satisfaction and discharge of this Indenture in accordance with Section 4.2, any funds deposited in the Equity Collection Account and any Reinvestment Income thereon shall be distributed by the Trustee to the applicable Borrower,
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upon written request of the Issuer joined in by both Borrowers and authorization by the Issuer as to the Borrower entitled to such funds or any portion thereof. Upon the occurrence of any Event of Default, the funds deposited in the Equity Collection Account and any Reinvestment Income thereon may be applied by the Trustee to the outstanding principal balance of the Notes and any accrued interest thereon or any other sums owing hereunder or under the Mortgage Note Documents.

Section 9.3.  Accounting.

                    If the Trustee shall not have received any accounting provided for in this Section 9.3 on or before the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall immediately notify the Issuer of such fact.

                    (a) Payment Date Accounting. The Issuer shall prepare a statement (the "Payment Date Statement") not later than the second Business Day preceding each Payment Date. Upon request by the Trustee, the Issuer shall provide or cause the Lessee to provide the Trustee with all information not in the Trustee's possession and necessary to prepare each Payment Date Statement in a timely manner. The Trustee shall forward copies of the Payment Date Statement to each Noteholder on each Payment Date (in the manner set forth in Section 12.5) and the Trustee shall not be liable for any error made in calculating or otherwise determining the information required to be set forth in the Payment Date Statement pursuant to this Subsection 9.3(a), except for any error resulting from negligence, willful misconduct, or bad faith on the part of the Trustee or its employees. Pursuant to Subsection 6.7(c), the Issuer shall indemnify the Trustee for any loss, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or its employees arising out of the Trustee's preparation and delivery of the Payment Date Statement and disbursements made pursuant thereto. The Payment Date Statement shall contain, without limitation, the following information with respect to each Payment Date:

             (i) The interest to be paid on such Payment Date on the Notes, and the portion thereof, if any, that was due but not paid on a previous Payment Date;

            (ii)  The premium, if any, to be paid on such Payment Date on the
      Notes, and the portion thereof, if any, that was due but not paid on a previous Payment Date;
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           (iii)  The Aggregate Outstanding Amount of Notes before giving effect to any payment to be made on such Payment Date;

            (iv) The principal (if any) to be paid on such Payment Date on the Notes;

             (v) The amount of cash held in the Collection Account as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

            (vi) The amount of cash and Eligible Investments and Reinvestment Income thereon (if any) held in the Construction
     Account (including the Additional Unit Acquisition Account) as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

           (vii) The amount of cash held in the Proceeds Account (if any) as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

          (viii) The amount of cash held in the Administrative Expenses Account (if any) as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

            (ix)  The amount of cash held in the Closing Costs Account
     (if any) as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

             (x) The amount of cash and Eligible Investments and Reinvestment Income thereon (if any) held in the Sinking Fund
     Account as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

            (xi) The amount of cash and Eligible Investments and Reinvestment Income thereon (if any) held in the Equity Collection Account as of the related Determination Date (before giving effect to any distributions to be made on such Payment Date);

           (xii)  The amount to be withdrawn from the Administrative
     Expenses Account, the Closing Costs Account, the Collection Account (including the Additional Unit Acquisition Account), the Construction Account, the Sinking Fund Account, the Equity Collection
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     Account, and the Proceeds Account, if any, as of such Determination
     Date, which amount shall be disbursed in accordance with Sections 9.6(a) and (b), 10.1 (or 5.8, as applicable), 9.5, 9.2(b), and 11.5 or 11.6, respectively;

          (xiii) The balance remaining in the Administrative Expenses Account, the Closing Costs Account, the Collection Account (including the Additional Unit Acquisition Account), the Construction Account, the Sinking Fund Account, the Equity Collection Account, and the Proceeds Account immediately after all withdrawals to be made from such account(s) on such Payment Date;

           (xiv) The amount due to the Trustee under Section 6.7 of the Indenture;

            (xv) The amount of any Administrative Expenses for such Payment Date other than as set forth in Section 9.3(a)(xi);

           (xvi) The amount of all CRC-I Rent received for the related Interest Accrual Period;

          (xvii) The amount of all CRC-II Rent received for the related Interest Accrual Period;

         (xviii) The amount of all Rent credited to interest payments on the CRC Notes for the related Interest Accrual Period;

           (xix) The amount of all Rent and other amounts credited to principal payments on or with respect to the CRC Notes (including and shown on an itemized basis, all Principal Payments and all Liquidation Proceeds and Insurance and Condemnation Proceeds applied to reduction of principal) for the related Interest Accrual Period and a calculation showing how each such amount was derived;

            (xx) The amounts required to be deposited on such date in the Administrative Expenses Account, the Sinking Fund Account and the Equity Collection Account pursuant to Sections 9.6(b), 9.2(b) and 9.2(c); and

           (xxi) The amount of all Reinvestment Income payable to Foodmaker in accordance with the CRC Leases.

                    (b) Payment Date Instructions. The Trustee shall withdraw on each Payment Date from the Collection Account and pay, in accordance with Subsection 2.8(c), to the
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Persons entitled thereto and deposit in the Administrative Expenses Account,
Sinking Fund Account and Equity Collection Account, funds in the specified amounts set forth in the Payment Date Statement in accordance with the priorities established in Section 10.1 or in Section 5.8, as the case may be.

                    (c) Annual Reports. Within ninety (90) days after the last day of each calendar year, the Issuer shall deliver to each Noteholder a copy of: (i) a balance sheet of the Issuer as at the end of such year setting forth in comparative form the figures for the corresponding period in the previous fiscal year, and (ii) statements of income and retained earnings and of changes in cash flows of the Issuer for such year, setting forth in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Issuer as being accurate and complete and, if requested by Majority Noteholders, or if required under any applicable securities laws, accompanied by an Accountants' Certificate, which certificate shall state that such financial statements fairly present the financial condition of the Issuer and that the examination of such accountants in connection therewith has been made in accordance with generally accepted auditing standards, and accordingly employed such tests of the accounting records and such other auditing procedures as were deemed necessary.

Section 9.4.  Construction Account.

                    (a) The Trustee shall, prior to the Closing Date, establish a segregated trust account for the benefit of the Noteholders which shall be called the "Construction Account." The Trustee shall, on the Closing Date, deposit the amount specified in Subsection 3.4(b)(iii) above in the Construction Account. The Trustee shall, on the Closing Date, deposit the amount specified in Subsection 3.4(a)(iii) above in the Additional Unit Acquisition Account, which shall be a subaccount of the Construction Account. All monies deposited from time to time in the Construction Account (including, without limiting, the Additional Unit Acquisition Account) pursuant to this Indenture and all Reinvestment Income thereon shall be held by the Trustee as part of the Trust Estate and shall be applied to the purposes herein provided.

                    (b) So long as no Event of Default has occurred and is continuing, all or a portion of the monies in the Construction Account (including, without limiting, the Additional Unit Acquisition Account) shall be invested and reinvested at the Lessee's direction, by a written request
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dated and signed in the name of the Lessee by an Authorized Officer of the
Lessee and delivered to the Trustee, in one or more Eligible Investments having a maturity date no later than the Business Day prior to the next Payment Date. If an Event of Default known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall invest and reinvest such monies as fully as practicable in one or more Eligible Investments and which are, to the extent available, administered by the Trustee or an Affiliate of the Trustee. All income or other gain from such investments shall be credited to the Construction Account and, provided no CRC Lease Event of Default or Mortgage Event of Default under any Foodmaker Mortgage shall have occurred and be continuing, shall be disbursed to the Lessee on each Payment Date in accordance with the CRC Leases as specified in the applicable Payment Date Statement. If a CRC Lease Event of Default or Mortgage Event of Default under any Foodmaker Mortgage shall have occurred and shall be known to a Responsible Officer of the Trustee, such income and gain shall be transferred by the Trustee to the Collection Account and disbursed pursuant to Section 10.1 or 5.8 (as applicable). Any loss resulting from such investments shall be charged to the Construction Account. The Trustee shall not in any way be held liable by reason of any insufficiency in the Construction Account resulting from any loss on any Eligible Investment, except as otherwise provided in Subsection 6.3(i).

Section 9.5.  Releases from the Construction Account.

                    (a) The Trustee shall, from time to time as requested in writing by the Lessee, release, on behalf of CRC-I or CRC-II (as applicable), to the Lessee or to such Person as the Lessee may direct in writing, (A) funds on deposit in the Additional Unit Acquisition Account as CRC-I acquires an estate for years in each of the Potential Additional Units identified on the attached Schedule A-3 (or such Substitute Units acquired in substitution of any of the Potential Additional Units identified on the attached Schedule A-3 in accordance with Article 15 of the Master Lease), which funds shall be used to finance the purchase by CRC-I of such estates for years, and (B) funds on deposit in the Construction Account (other than funds in the Additional Unit Acquisition Account) as the Lessee acquires each of the Potential Construction Units identified on the attached Schedule B (or such Substitute Units acquired in substitution of any of the Potential Construction Units identified on the attached Schedule B in accordance with
Article 15 of the CRC-II Lease) and CRC-II acquires an estate for years therein from the Lessee, which funds shall be used to finance the purchase by CRC-II of such estate for
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years in, and the construction by the Lessee of a Jack In The Box Restaurant on, each such Property in accordance with the terms of the CRC-II Lease. Any such release shall be made within five (5) Business Days after written notice to the Trustee including the amount requested to be released, the date on which the release is requested to be effected, and a schedule of the Additional Unit(s) or Potential Construction Unit(s) with respect to which such release is being requested, and satisfaction of the conditions set forth in this Section 9.5(a) and Section 9.5(b), to the extent such funds are available in the Additional Unit Acquisition Account or the balance of the Construction Account, respectively. Any such release shall require delivery to the Trustee of the following with respect to each such Potential Additional Unit and Potential Construction Unit, each duly executed and acknowledged (where required) by all of the parties thereto (as applicable), and each in form and substance satisfactory to the Trustee and the Noteholder's Counsel:

                          (i) an original certificate of the Lessee in the form attached hereto as Exhibit K as to the facts set forth above and the other matters set forth in Exhibit K (which certificate shall include, in the case of a Substitute Unit, a certification by the Lessee that the fair market value of the Substitute Unit is no less than the fair market value of the unit identified on the attached Schedule A-3 or B for which the Substitute Unit has been substituted);

                         (ii) the original deed executed by the Lessee conveying an estate for years in the applicable Property to the applicable Borrower in the form attached hereto as Exhibit L with such modifications thereto as may be necessary under applicable state law as approved by Noteholder's Counsel;

                        (iii) an original Short-Form Master Lease, Notice of Non-Responsibility and Subordination and Recognition Agreement in the form attached hereto as Exhibit M with such modifications thereto as may be necessary under applicable state law as approved by Noteholder's Counsel;

                         (iv) an original CRC Mortgage executed by the applicable Borrower, and an original Foodmaker Mortgage executed by the Lessee, in each case with the collateral assignment thereof from the Issuer to the Trustee, which Mortgages and collateral
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         assignments shall be in the form of the deed of trust or mortgage
         (as applicable) attached as Exhibits D-2 and D-4, respectively, with such modifications thereto as may be necessary under applicable state law as approved by Noteholder's Counsel;

                          (v) a supplement to the applicable CRC Lease Assignment executed by the applicable Borrower, with consent thereto executed by the Lessee, in the form attached hereto as Exhibit N;

                         (vi) a Uniform Commercial Code financing statement on Form UCC-1 naming each of the applicable Borrower and the Lessee, respectively, as debtor, the Issuer, as secured party and the Trustee, as assignee;

                        (vii) the Insurance Policies or certificates (which may be blanket certificates) evidencing the Insurance Policies for the applicable Property;

                       (viii) the original Title Policy or Policies or commitments therefor with respect to such Property, insuring the applicable CRC Mortgage or Foodmaker Mortgage as valid and first priority liens on the applicable Borrower's estate for years interest and the Lessee's reversionary interest, respectively, in such Property in favor of the Issuer and the Trustee (by virtue of the collateral assignment thereof to the Trustee referred to in clause (iv) above) subject to no exceptions other than Permitted Encumbrances;

                         (ix) a copy of any survey used in connection with the issuance of such Title Policy;

                          (x) a copy of a "Phase I" environmental report concerning the Property, to the extent in the Lessee's or the applicable Borrower's possession;

                         (xi) Uniform Commercial Code financing statement on Form UCC-1 naming the Issuer, as debtor, and the Trustee, as secured party;

                        (xii)   an original amendment to the applicable CRC
         Lease in the form attached hereto as Exhibit O-1 or O-2 (which shall be the sole original thereof and which shall be delivered to the Trustee and held by the Trustee during the term hereof);
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                       (xiii)   an original Officer's Certificate executed by
         an Authorized Officer of the Lessee in the form attached hereto as Exhibit H;

                        (xiv) opinions of Independent Counsel addressed to the Trustee and the Noteholders (including opinions of special New York counsel and local counsel in the state in which each such Property is located), substantially in the forms attached hereto as Exhibits B, and I-1 through I-4, which opinions shall be approved by Noteholders' Counsel, and may include customary assumptions, limitations, qualifications and exclusions; and

                         (xv)   an updated schedule to the CRC Notes
          describing the Mortgages which secure such notes.

All such Security Documents and other documents and assignments thereof to the Trustee shall, as applicable, be in appropriate form for filing or recording and shall be duly filed or recorded in the offices where such filing or recording is required in the state where the relevant Property is located; provided that the Trustee shall not be required to determine whether any document is in recordable form or see to the filing or recording of any document. With respect to the original Security Documents or any other of the documents referred to above or any assignments thereof to the Trustee that requires filing or recordation, the Issuer shall represent and warrant in writing that such original Security Document or other document or assignment thereof has been delivered to the title company issuing the Title Policies for filing or recordation, as the case may be and the Trustee is hereby directed to accept such copies. In all such instances, the Issuer shall deliver or cause to be delivered such original Security Document or other document or assignment thereof to be filed or recorded to the Trustee, with evidence of filing or recording, as the case may be, indicated thereon, within 60 days after such release of funds from the Construction Account.

                    All filing and recording required pursuant to this
Section 9.5 shall be accomplished at the expense of the Issuer.
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                    All of the foregoing documents and items shall be subject
to review by the Noteholders' Counsel for conformity with the requirements hereof and of the applicable CRC Lease and, in the case of a Substitute Unit which is located in a state other than Arizona, California, Texas, Washington, Illinois or Missouri, to review by local counsel in such state to the extent Noteholders' Counsel deems reasonably necessary. The Trustee may rely conclusively on the review by Noteholders' counsel as to conformity of the foregoing documents or items with such requirements. The Issuer shall pay or cause the Lessee to pay all expenses incurred by the Trustee and the Noteholders in connection with any release of funds from the Construction Account, including, without limitation, reasonable attorneys' fees and expenses (including, without limitation, for special local counsel, if any) incurred in reviewing any of the foregoing documents or items.

                    (b) In no event shall funds in the Construction Account be released to the Lessee or to any other Person with respect to any Potential Construction Unit or Additional Unit or any Substitute Unit: (i) in excess of the lesser of (A) the amount allocated to such unit on the attached Schedule B or A-3, as applicable (or, in the case of a Substitute Unit, in excess of the amount allocated to the Released Unit on the attached Schedule A-3 or B), or (B) in the case of any Potential Construction Unit, the amount which, when added to all prior releases of funds from the Construction Account (other than funds in the Additional Unit Acquisition Account) pursuant to this Indenture, does not exceed the Maximum Construction Unit Allowance and, in the case of any Potential Additional Unit, the amount which when added to all prior releases of funds from the Additional Unit Acquisition Account does not exceed the sum of the amounts allocated to such units on Schedule A-3; (ii) if the Lessee has not acquired fee title to such Property and conveyed an estate for years in such Property to the applicable Borrower; (iii) if the Trustee has not received any of the documents, instruments or items required to be delivered to the Trustee pursuant to
Section 9.5(a); (iv) if, in the case of a Substitute Unit, any of the other conditions to such Substitution set forth in Article 15 of the applicable CRC Lease have not been satisfied as certified by the Lessee in the certificate referred to in clause (i) above; or (v) if a CRC Lease Event of Default or Mortgage Event of Default under any Foodmaker Mortgage has occurred and is continuing.

                    (c) If any of the conditions set forth in clauses (ii) through (v) of Section 9.5(b) have not been met, the funds then remaining in the Construction Account
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(including the Additional Unit Acquisition Account) and any Reinvestment
Income thereon shall not be released to the Lessee or any other Person, but shall instead be retained in the Construction Account as security for the payment of the Notes in accordance with the Deposit Accounts Security Agreements and the collateral assignment thereof by the Issuer to the Trustee, and upon a CRC Lease Event of Default or Mortgage Event of Default under any Foodmaker Mortgage shall be transferred by the Trustee to the Collection Account and applied to the Aggregate Outstanding Amount of the Notes as provided in Section 10.1 or 5.8 (as applicable).

                    (d) Subject to satisfaction of all of the conditions set forth in this Section 9.5, provided such funds have not been transferred to the Collection Account as provided in Section 9.4(b), 9.5(c) and Section 10.1, such funds shall be released to the Lessee or its designee through the escrow established with the title company issuing the Title Policies or, in the case of the portion of any such funds to be released representing costs of construction of the Jack In The Box restaurant to be constructed on a Potential Construction Asset, directly to the Lessee in accordance with written instructions from the Lessee upon the consummation of the Lessee's acquisition of such Property. Funds in the Construction Account shall continue to be released to the Lessee upon satisfaction of the conditions set forth in this Section 9.5 notwithstanding any other Event of Default or any foreclosure under any CRC Mortgage so long as no CRC Lease Event of Default or Mortgage Event of Default under any Foodmaker Mortgage has occurred and is continuing.

                    (e) Prior to releasing any funds from the Construction Account, the Trustee shall receive and be entitled to rely conclusively upon an Officer's Certificate of the Issuer and/or the Lessee and/or an Opinion of Counsel to the effect that all conditions precedent herein to such release have been satisfied.

Section 9.6. Establishment of and Releases from Closing Costs Account and Administrative Expenses Account.

                    (a) The Trustee shall, prior to the Closing Date, establish a segregated account for the benefit of the Noteholders which shall be called the "Closing Costs Account" into which the Trustee shall, on the Closing Date, deposit the amounts specified in Sections 3.4(a) and (b), respectively. All monies deposited in the Closing Costs Account pursuant to this Indenture shall be held by the
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Trustee as part of the Trust Estate and shall be applied by the Trustee at the written direction of the Issuer or any Noteholder to pay all Closing Costs (to the extent such funds are sufficient therefor) incurred by the Trustee or the Noteholders with respect to the closing hereunder on the Closing Date, or the closing of the acquisition of any Potential Additional Unit listed on the attached Schedule A-3 or Potential Construction Unit listed on the attached Schedule B or Substitute Unit in the case of a permitted Substitution, subject in the case of reimbursement to any Noteholder of receipt of written certification from such Noteholder (with a copy to the Lessee at its address set forth in the CRC Leases) that any Closing Costs for which it requests reimbursement were properly incurred in connection with any such closing. In the event the monies deposited in the Closing Costs Account are not sufficient at any time to pay all such Closing Costs in full, the Issuer shall pay or shall cause the Lessee to pay all excess Closing Costs on the Closing Date or, in the case of the closing of any Potential Additional Unit or Potential Construction Unit or any Substitute Unit, on the closing date thereof, or otherwise promptly upon written demand by the Trustee. In the event that upon satisfaction and discharge of this Indenture pursuant to Section 4.2, the actual Closing Costs that have been incurred by the Trustee and the Noteholders hereunder are less than the monies remaining in the Closing Costs Account, such excess funds shall be released by the Trustee to the Lessee upon its written certification that it is entitled to such excess funds. The Trustee shall be entitled to rely conclusively on any such certification.

                    (b) The Trustee shall, prior to the Closing Date, establish a segregated trust account for the benefit of the Noteholders which shall be called the "Administrative Expenses Account" into which the Trustee shall deposit, on each Payment Date, to the extent available, $25,000 from the funds deposited in the Collection Account (after giving effect to any distributions from the Collection Account pursuant to clauses FIRST through SEVENTH of Section 10.1) representing the estimated Administrative Expenses for the preceding six (6) month period. All monies deposited in the Administrative Expenses Account pursuant to this Indenture shall be held by the Trustee as part of the Trust Estate and shall be applied by the Trustee to pay Administrative Expenses. In the event the monies deposited in the Administrative Expenses Account are not sufficient at any time to pay in full any Administrative Expenses then due but unpaid, the Issuer shall pay or shall cause the Lessee to pay such excess Administrative Expenses promptly in accordance with Section 6.7 hereof. Funds deposited in the Administrative Expenses Account and not applied as provided
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herein shall be held by the Trustee in the Administrative Expenses Account and shall be used to pay subsequently accrued Administrative Expenses; provided, that upon satisfaction and discharge of this Indenture pursuant to
Section 4.2, any excess funds in the Administrative Expenses Account not needed to pay Administrative Expenses shall be released to the Lessee. The Trustee shall provide the Issuer (with a copy to the Lessee at its address set forth in the CRC Leases) with invoices for all Administrative Expenses, whether or not paid from funds in the Administrative Expenses Account.

Section 9.7.  Releases.

                    (a) In addition to releases of funds from the Sinking Fund Account pursuant to Section 9.2(b), from the Equity Collection Account pursuant to Section 9.2(c), from the Construction Account pursuant to Section 9.5, from the Closing Costs Account and the Administrative Expenses Account pursuant to Section 9.6, and from the Proceeds Account pursuant to Section 11.5, the Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in all cases in accordance with the provisions of this Indenture. No party relying upon an instrument executed by the Trustee as provided in this Section 9.7 shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                    (b) The Trustee shall, at such time as there are no Notes Outstanding and all obligations of the Issuer hereunder have been satisfied (including the payment of all fees and expenses of the Trustee), release the Trust Estate from the lien of this Indenture and deliver it to the Issuer or other Person legally entitled thereto.

Section 9.8.  Reports.

                    The Trustee and the Issuer shall each supply in a timely fashion to the other and, upon request to any Noteholder, any information available to either of them that the other, or any Noteholder, may from time to time request with respect to the CRC Notes or the Collection Account, Sinking Fund Account, Construction Account, Closing Costs Account, Administrative Expenses Account, Equity Collection Account or Proceeds Account or that is reasonably needed to complete the Payment Date Statement or to provide any other information required to be provided by Section 9.3.
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Section 9.9.  Form of Reports.

                    With the prior written consent of the Majority Noteholders, the Issuer or the Trustee may change the format of any report required to be delivered by it pursuant to this Indenture in order to better present the information required by this Indenture or to clarify any ambiguities in such reports. Any such change in any report will be effective after such consent and three Business Days after delivery of notice thereof by the party making such change to the other party to this Indenture and the other party to this Indenture may change the format of any reports it delivers to correspond to such changes.


                               ARTICLE TEN

                          APPLICATION OF MONIES


Section 10.1.  Disbursements of Monies from the Collection Account.

                    (a) On each Payment Date, the Trustee shall withdraw funds from the Collection Account (unless otherwise provided pursuant to Section 5.8 hereof) and shall make the following disbursements to the extent funds are available therefor:

              FIRST:   to the Noteholders, an amount equal to the interest
         previously due on the Notes but unpaid;

             SECOND:   to the Noteholders, an amount equal to the interest
         due on the Notes;

              THIRD:   to the Noteholders, an amount equal to any premium
         previously due with respect to the Notes but unpaid;

             FOURTH:   to the Noteholders, an amount equal to any premium
         due on the Notes;

              FIFTH:   to the Noteholders, an amount equal to the principal
         previously due with respect to the Notes but unpaid;

              SIXTH:   to the Noteholders, an amount equal to the principal
         due on the Notes;
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            SEVENTH:   with respect to each Payment Date to and including
         the Year Nine Installment Payment Date, the Aggregate Unit Sinking Fund Payments due on such date under the Notes shall be deposited in the Sinking Fund Account in accordance with Section 9.2(b);

             EIGHTH:   $25,000 shall be deposited in the Administrative
         Expenses Account in accordance with Section 9.6(b);

              NINTH:   to the payment of all amounts due and unpaid to
         the Trustee under Section 6.7 and to the payment of all remaining Administrative Expenses to the extent not paid from funds held in the Administrative Expenses Account;

              TENTH:   to Foodmaker, an amount not to exceed all Reinvestment
         Income earned on the funds in the Construction Account during the preceding Interest Accrual Period;

           ELEVENTH:   to the Equity Collection Account in an amount
         equal to the Equity Collection Account Contributions previously due but unpaid or then due under the Notes;

            TWELFTH:   on any Payment Date (or on the Stated Maturity)
         on which (after giving effect to the distributions made pursuant to the foregoing clauses) there is no continuing Default or Event of Default, to the Issuer or to such Person as the Issuer may direct or to any other Person legally entitled thereto, an amount equal to the remaining funds in the Collection Account.

                 If, on any Payment Date the amount on deposit in the Collection Account is insufficient to make the payments set forth in clauses FIRST through EIGHTH, then the Trustee shall, before making such payments, transfer to the Collection Account funds sufficient to make such payments from the Construction Account, the Equity Collection Account and the Proceeds Account to the extent funds are available therefor.

                 If, in order to make the disbursements set forth above,
         the Trustee requires additional information with respect to the priority of payments within any clause above or otherwise, the Trustee may request and the Issuer shall provide the Trustee with such information.
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                    (b)   If the amount available in the Collection Account
on a Payment Date is insufficient to make the full amount of the disbursements required by the accounting furnished by the Issuer pursuant to Subsection 9.3(a), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Subsection 10.1(a) above or Section 5.8, as the case may be, to the extent funds are available therefor.

Section 10.2.  Trust Account.

                    All monies held by, or deposited with the Trustee in the Collection Account, pursuant to the provisions of this Indenture shall be deposited in one or more segregated trust accounts for the benefit of the Noteholders. To the extent monies deposited in any trust account exceed the FDIC insured amounts, such accounts shall be invested in Eligible Investments in the manner provided in Subsection 9.2(b).


                               ARTICLE ELEVEN

                    ADMINISTRATION AND SERVICING OF CRC
                            NOTES AND MORTGAGES

Section 11.1.  Duties and Responsibilities as to Servicing.

                    The Trustee shall receive such amounts as are delivered to it with respect to each CRC Note, and shall hold, and subject to the provisions hereof, enforce the CRC Notes and the Mortgages in the best interests of and for the benefit of the Noteholders in accordance with the terms of this Indenture. The Trustee shall not have any duties or responsibilities regarding the CRC Notes and the Mortgages except those expressly set forth in this Article Eleven and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Mortgage Note Documents or otherwise imposed upon the Trustee.

Section 11.2.  Delegation of Duties; Sub-Servicing.

                    (a) The Trustee may execute any of its duties hereunder by or through other Persons. The Trustee may enter into servicing agreements with a servicer for the servicing and administration of all or part of the CRC Notes and the Mortgages, provided such servicer and such servicing agreement conform to the requirements therefor in this Indenture. Each servicer must be a reputable, knowledgeable and competent servicer of commercial mortgage loans and be qualified to transact business and be in good standing under
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the laws of each state in which any Property serviced by the servicer is located or be otherwise exempt under applicable law from such qualification. References in this Indenture to actions taken or to be taken by the Trustee in servicing the CRC Notes and the Mortgages include actions taken or to be taken by a servicer on behalf of the Trustee provided that none of the provisions of this Indenture relating to servicing agreements or to actions taken through any such servicer or otherwise shall be deemed to relieve the Trustee of any of its express duties and obligations to the Noteholders hereunder, with respect to the servicing of the related CRC Notes and the Mortgages or otherwise, and the Trustee shall be primarily obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all such duties and obligations. The Trustee shall not be responsible for the acts or omissions of a servicer appointed with due care. Following an Event of Default hereunder, the Administrative Expenses to be reimbursed to the Trustee hereunder shall include the reasonable fees of any duly appointed servicer.

                    (b) The Trustee shall send written notice to the Issuer and Noteholders whenever it enters into any servicing arrangement identifying the servicer and enclosing a copy of the servicing agreement. Any servicing agreement that may be entered into and any other transaction or services relating to the CRC Loans involving a servicer shall be deemed to be between the servicer and the Trustee alone and Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the servicer.

Section 11.3.  Fidelity Note and Errors and Omissions Insurance Policy.

                    The Trustee, at the Trustee's expense, will maintain in effect during the term hereof a fidelity bond and an errors and omissions insurance policy, affording coverage for all directors, officers, employees and other Persons acting on the Trustee's behalf with respect to the Trustee's activities as a servicer of mortgage loans with recognized insurers having an A. M. Best's rating of A+ or better and a Standard & Poor's rating of "A" or better and in such amount as is customary for entities servicing commercial mortgage loan portfolios (either owned by such entity or by third persons) of a size similar to the portfolio serviced by the Trustee for itself or others. On or prior to the date of delivery of this Indenture and thereafter, upon the request of the Issuer or any Noteholder, the Trustee shall furnish to the Issuer or such requesting Noteholder copies of all binders and policies or
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certificates evidencing that such note and insurance policy are in full force and effect. Notwithstanding the foregoing, the Trustee shall not be required to maintain an errors and omissions policy so long as the long term unsecured debt of the Trustee has a credit rating equal to or higher than AA.

Section 11.4.  Files and Records.

                    The Trustee will maintain for each Mortgage a Mortgage file consisting of a complete copy of each Mortgage and related Mortgage Note Documents and any correspondence and other papers and documents relating to such Mortgage coming into the possession of the Trustee and specifically identifying such Mortgage that are material to the performance of the obligations of the Trustee hereunder.

Section 11.5. Trustee Receipt of Insurance and Condemnation Proceeds; Establishment of Proceeds Account.

                    (a) The CRC Leases and the Mortgages (and the collateral assignments thereof) require certain Insurance and Condemnation Proceeds to be delivered to the Trustee and certain funds to be deposited by Foodmaker with the Trustee in connection with a Destruction. Any such Insurance and Condemnation Proceeds and Foodmaker's funds (to the extent not otherwise applied pursuant to Subsection 11.5(b) hereof), received (and identified as such) by the Trustee shall promptly be deposited by the Trustee into, and shall be held by the Trustee in, one or more segregated trust accounts (collectively, the "Proceeds Account").

                    (b) Funds in the Proceeds Account shall be released by the Trustee to the Lessee in accordance with the terms of Article 12 of the CRC Leases and Section 1.03(c) of the Foodmaker Mortgages as certified by Foodmaker to the Trustee. The Trustee may conclusively rely on a certification by Foodmaker as to the satisfaction of such requirements and of the requirements for release of funds contained in subsection (c) hereof, as applicable.

                    (c) Upon the occurrence of a CRC Lease Event of Default or a Mortgage Default under any Foodmaker Mortgage in each case known to a Responsible Officer of the Trustee, all funds in the Proceeds Account will be immediately deposited in the Collection Account for application to payments on the Notes and other distributions pursuant to Subsection 10.1(a) or
Section 5.8, as applicable. Funds in the Proceeds Account shall continue to be released to the Lessee upon satisfaction of the requirements of the CRC Leases and the Foodmaker Mortgages as certified by Foodmaker to the Trustee notwithstanding any other Event of Default or
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foreclosure under any CRC Mortgage so long as no CRC Lease Event of Default or Mortgage Event of Default under any Foodmaker Mortgage has occurred and is continuing as certified by Foodmaker.

Section 11.6.  Excess Insurance and Condemnation Proceeds.

                    Any funds remaining in the Proceeds Account with respect to a particular Property shall be released to the Lessee in accordance with the CRC Leases upon satisfaction of the requirements of the CRC Leases as certified by Foodmaker to the Trustee. The Trustee may conclusively rely on a certification by Foodmaker as to the satisfaction of such requirements.

Section 11.7.  Payment of Taxes and Other Charges.

                    With respect to each Property, the Issuer shall maintain or shall, by monitoring compliance with the CRC Leases, cause the Lessee to maintain accurate records reflecting the status of taxes, assessments, and other charges which are or may become a lien upon any Property and the status of insurance premiums and coverage under the Insurance Policies and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing the maximum discounts allowable. The Trustee shall have no responsibility to monitor such compliance.

Section 11.8.  Maintenance of Casualty Insurance.

                    The Issuer shall maintain or shall, by monitoring compliance with the CRC Leases, cause the Lessee to maintain Insurance Policies for each Property. The Trustee shall maintain or cause to be maintained Insurance Policies for each REO Property. Any amounts received by the Trustee under any such policies and any other Insurance and Condemnation Proceeds received by the Trustee shall be deposited in the Proceeds Account subject to disbursement pursuant to Sections 11.5 and 11.6.

Section 11.9.  Insurance Proceeds.

                    Except as otherwise provided in the CRC Leases, the Trustee shall be named as a payee on all insurance loss drafts and the Trustee upon the occurrence and continuance of an Event of Default shall be responsible for the disbursement of insurance loss settlements under each Insurance Policy, including, but not limited to:
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                    (a)   Arranging for and authorizing the restoration and
rehabilitation of the related Property in accordance with the Mortgage Note Documents or of the related REO Property;

                    (b) Collecting, endorsing, and disbursing the Insurance Proceeds and arranging for progress inspections and payments, if necessary; and

                    (c) Complying with all requirements of each Insurance Policy pertaining to the filing of claims and the settlement of insurance losses.

Section 11.10.  Enforcement of CRC Leases.

                    (a) Upon the occurrence of an Event of Default and subject to the provisions of this Indenture, the Trustee shall enforce the CRC Leases in accordance with their terms with respect to all payment and performance by the Lessee thereunder. By virtue of the CRC Lease Assignments, including the collateral assignments thereof by the Issuer to the Trustee, the Trustee shall have all rights (but no obligations) of the lessor under each CRC Lease, which may be exercised to the exclusion of the Issuer and the applicable Borrower or jointly with either the Issuer or their applicable Borrower in the Trustee's sole discretion, including, without limitation, the right to make any election or give any consent, direction, or waiver under such CRC Lease. The Trustee shall, nevertheless, not assume or be deemed to have assumed any obligation of the lessor under either CRC Lease unless the Trustee succeeds to the interest of the Issuer under any Mortgage and forecloses on that Mortgage, but subject to the terms of the applicable Memorandum of Lease.

                    (b) The Trustee shall immediately notify the Issuer of the delinquency of any semi-annual payment due with respect to a CRC Note or a CRC Lease.

Section 11.11.  Protection of Security.

                    (a) Inspection of Properties. If a CRC Note is 60 days or more delinquent, or if a Responsible Officer of the Trustee has reason to believe that the interests of the Trustee and the Noteholders in a Property may be materially adversely affected as a result of negligent or willful acts or omissions of any Person or any default on the part of a Borrower under the terms of its CRC Note or any other Mortgage note document and, after giving notice thereof to each Noteholder, is directed by the Majority Noteholders to
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do so and receives satisfactory indemnity for its fees and expenses, the
Trustee shall make or cause to be made an immediate inspection of the relevant Property and shall cause the delivery of a report with respect thereto to the Issuer and each Noteholder. When an inspection reveals that repairs are necessary, the Trustee shall demand forthwith that the Lessee make or cause to be made all necessary repairs. In addition, if the Trustee receives notice that any Property is in violation of any laws (including building codes), the Trustee shall provide the Lessee with a copy thereof and, if an Event of Default has occurred and is continuing, use reasonable efforts to require that the Lessee make or cause to be made the repairs necessary to fulfill such legal requirements.

                    (b) Notice of Liens and Other Actions. The Trustee will promptly notify the Issuer and each Noteholder whenever the Trustee receives actual notice that any levy or writ of attachment on any Property has occurred or that a lien on any Property has been claimed, or in the event of any actual or threatened condemnation of any Property.

                    (c) Filing of Continuation Statements. The Trustee will file, or cause to be filed, any and all financing statements necessary to continue the liens created by the financing statements executed by the Borrowers and the Lessee to the Issuer or the Issuer to the Trustee on the Closing Date.

Section 11.12.  Notices of Default.

                    Each of the parties hereto will promptly notify the other party hereto and each Noteholder in writing (a "Default Notice") of the occurrence of any event of default with respect to a CRC Note or any Mortgage of which it has actual knowledge, which Default Notice shall specify the event of default.

Section 11.13.  Intentionally Omitted.

Section 11.14.  Modifications, Etc.

                    Upon prior written notice to the Noteholders with a copy of each proposed modification, waiver, amendment, approval or consent, and the prior written consent thereto of the Majority Noteholders or as otherwise may be required pursuant to Section 7.17, the Trustee is authorized and empowered to execute and deliver or cause to be executed and delivered, any and all modifications, waivers, amendments, approvals or consents to any provisions contained in any of the Mortgage Note Documents and any and all instruments of
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satisfaction or cancellation or of full or partial release, discharge or modification, and all other comparable instruments with respect to the Mortgage Note Documents and the Properties, provided, however, that so long as any Note remains outstanding the Trustee may not take any action with respect to (a) any change in the interest rate or manner of calculating interest on a CRC Note, (b) any forgiveness of any payment of principal or interest on a CRC Note, (c) any extension of the final due date for principal, (d) any release or substitution of security for a CRC Note (except as expressly permitted pursuant to Section 5.06 of each Mortgage) or (e) the waiver of any other term of a CRC Note that would result in one of the modifications mentioned in this proviso, without the consent of the Majority Noteholders. At the cost of the Issuer, the Issuer shall provide to the Trustee, the Noteholders and the Rating Agencies a copy of the executed amendment, supplement or modification as soon as practicable after its execution. In accordance with Section 5.06 of each Mortgage, the Trustee is further authorized, empowered and directed to execute and deliver or cause to be executed and delivered a full or partial reconveyance of such Mortgage upon satisfaction of the conditions therefor set forth in Section 5.06 (as such fact is certified to the Trustee by the Issuer) of each Mortgage, without the prior consent of or prior notice to the Noteholders.

Section 11.15.  Realization Upon Defaulted Mortgage Loans.

                    (a) Upon written direction to do so from a Majority of Noteholders and subject to Section 6.1(b)(iv), the Trustee will give such notices of default, declare the CRC Note or CRC Notes, as applicable, immediately due and payable and commence such proceedings with respect thereto as are directed by the Majority Noteholders.

                    (b) If requested in writing by the Majority Noteholders and subject to Section 6.1(b)(iv), the Trustee will, no later than sixty (60) days after receipt of such request, cause to be prepared a general plan of foreclosure with respect to the Properties or any thereof which secure the CRC Loans or any CRC Loan which have or has been accelerated and with respect to enforcement of the CRC Leases or either thereof that will include a proposal regarding the order of foreclosure of such Properties or proposed enforcement action, the proposed actions to be taken in connection therewith, a good faith estimate of the time and expenses necessary to complete the foreclosure plan or other proposed enforcement action and such other information as any Noteholder may request thereto. In connection with the preparation of such plan, at the request
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of the Majority Noteholders, the Trustee shall obtain an advice letter of
Independent counsel in each state in which such a Property is located and in the state of California (and any other state as the Majority Noteholders may direct) with respect to the effect or possible effect of exercising any remedies pursuant to this Section 11.15(b) including, without limitation, consideration of any applicable "one form of action" rules, anti-deficiency legislation, equitable defenses of the applicable Borrower with respect to marshalling of assets, or other issues such counsel may consider appropriate to address concerning such exercise or remedies, and the Trustee shall promptly deliver such advice letter of Independent counsel to each Noteholder. The fees and expenses incurred in connection with each such advice letter of Independent counsel shall be Administrative Expenses payable in accordance with the terms of this Indenture, and any such fees and expenses not so paid shall be paid by the Trustee, to the extent funds are available from the Trust Estate or are otherwise provided to the Trustee, on behalf of the Issuer subject to the Trustee's right of reimbursement therefor pursuant to Section 6.7. Upon written direction to do so by the Majority Noteholders (subject to Section 6.1(b)(iv)) the Trustee will: (i) foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of the applicable Property or Properties or seek the appointment of a receiver with respect to the ownership of the applicable Property or Properties, (ii) obtain a deed or deeds in lieu of foreclosure of the applicable Property or Properties or, (iii) abandon the applicable Property or Properties, or (iv) enforce either or both of the CRC Leases; provided, however, that, notwithstanding anything else contained herein or in the Mortgages, CRC Leases or related Security Documents, the Trustee shall not commence foreclosure proceedings with respect to or take any formal action to acquire title to any Property, take over the operation of any Property or take any other action with respect to any Property if, as a result of any such action, the Trustee, on behalf of the Noteholders, would be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or "operator" of such Property within the meaning of CERCLA, or any comparable law, or if, as a result of such action, the Trustee would be subject to liability pursuant to any federal, state or local environmental statute, regulation or similar requirement including but not limited to CERCLA, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Water Act and the Clean Air Act, or at common law.
The Trustee shall be reimbursed for all reasonable costs and expenses (including fees and expenses of its counsel and agents) incurred by it in connection with any
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foreclosure or comparable proceedings or enforcement of the CRC Leases (as well as its normal compensation). In no event will the Trustee be liable for the inaccuracy of any prediction, estimate or statement in connection with the foreclosure or enforcement plan, provided that the Trustee acted in good faith and accordance with the standard of care imposed hereunder. Notwithstanding anything else contained herein to the contrary, the Trustee will not, however, commence foreclosure proceedings with respect to or take any formal action to acquire title to any Property, or take over the operation of any Property or take any other action with respect to any Property customarily administered by secured lenders), unless it has (i) taken all actions necessary (if any) pursuant to the environmental indemnity contained in the Grant Deed (as defined in the Mortgages for the applicable Property and the CRC Leases to preserve, pursue, protect and enforce all rights and remedies thereunder and (ii) received, and provided copies thereof to, the Noteholders, a study prepared by a qualified Independent professional engineer selected by the Majority Noteholders of whether such Property is subject to or presents any toxic waste or environmental hazards, contingent or accrued liabilities or any other hazards and an estimate of the cost of curing or cleaning up any such hazard. In addition, if any given study discloses any environmental hazards, the Trustee shall immediately deliver a copy of such study to the applicable Borrower and the Lessee and (subject to Section 6.1(b)(iv)) shall take all actions necessary pursuant to such environmental indemnities to preserve, pursue, protect and enforce all rights and remedies thereunder. The Trustee shall not be under an obligation of any kind to expend its own funds towards the curing or cleaning up of any toxic waste or environmental hazard found on any Property. The Trustee shall report to the Internal Revenue Service and the applicable Borrower in the manner required by applicable law the information required to be reported regarding any Property that is abandoned or that has been foreclosed.

                    (c) Notwithstanding any other provision of this Indenture, the Trustee shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any modification, foreclosure, cancellation or abandonment that occurs by operation of law, or that the Trustee may be restricted by law from preventing.

Section 11.16.  Title to REO Property; REO Account.

                    (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Noteholders.
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                    (b)   The Trustee shall segregate and hold all funds
collected and received in connection with any REO Property separate and apart from its own funds and general assets. All Insurance and Condemnation Proceeds with respect to any REO Property shall be dealt with by the Trustee pursuant to Sections 11.5 and 11.6 hereof. The Trustee shall establish and maintain one or more segregated trust accounts (collectively, the "REO Account"), held in trust for the benefit of the Noteholders, into which the Trustee shall deposit revenues derived from such REO Property. Funds in the REO Account may be invested in Eligible Investments so long as liquid funds are always made available to make any transfers required by Section 11.16(c) hereof.

                    (c) The Trustee shall deposit, or cause to be deposited, on the Business Day immediately following receipt, in the REO Account all revenues received by it with respect to any REO Property. The Trustee shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. On each Payment Date, the Trustee shall withdraw from the REO Account and deposit into the Collection Account the REO Net Income from each REO Property on deposit in the REO Account.

                    (d) The payments or cash recoveries from sale or other disposition of any REO Property (including proceeds of a final sale or Insurance and Condemnation Proceeds) shall be deposited in the Collection Account on the Business Day following receipt thereof for distribution on the succeeding Payment Date in accordance with Subsection 10.1(a) or Section 5.8, as the case may be.

                    (e) The Trustee shall keep and maintain records for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 11.16(b) or (c) or Section 11.17.

Section 11.17.  Management of REO Properties.

                    If, upon the foreclosure, acceptance of a deed in lieu of foreclosure, or other transfer of title to any Property, or the taking by the Trustee of possession thereof pursuant to the Mortgage Note Documents, the Trustee acquires any REO Property, the Trustee shall have full power and authority to do any and all things in connection therewith, including without limitation, to hold, lease, operate, manage, or otherwise deal with such REO Property, subject to the direction of the Majority Noteholders with
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respect thereto.  The Trustee may enter into a servicing agreement with a servicer or an agreement with an independent contractor for the management of REO Properties in accordance with the provisions of Section 11.2(a).

Section 11.18.  Property Substitution.

              (a) The Lessee shall have the right to make a Substitution with respect to any Property subject to the CRC Leases with another property (a "Substitution") in accordance with Articles 12, 15 and 28 of the applicable CRC Lease.

              (b) Any such Substitution shall require sixty (60) days' prior written notice to the Trustee. Such notice shall include the date upon which the Substitution is requested, the Property requested to be replaced, and the proposed Substitute Unit. Any such Substitution shall be subject to all of the terms and conditions set forth in Articles 12 and 15 (as applicable) and Article 28 of the applicable CRC Lease, as certified by the Lessee pursuant to the certificates referred to in clause (i) below. In addition to all such conditions, such Substitution shall not occur unless and until the Trustee has received all of the following, with respect to such Substitution and the Substitute Unit, each duly executed and acknowledged (where required), and each in form and substance satisfactory to Noteholders'
Counsel:

                          (i) a certificate of the Lessee in the form attached as Exhibit P;

                         (ii) a copy of the deed evidencing the applicable Borrower's estate for years in the Substitute Unit of a duration not less than the then remaining estate for the Released Unit in the form attached as Exhibit L;

                        (iii) an original Short-Form Master Lease, Notice of Non-Responsibility, Subordination and Recognition Agreement in the form of Exhibit M;

                         (iv) an original amendment to the applicable CRC Lease subjecting the Substitute Unit to such CRC Lease in the form attached hereto as Exhibit O-3 (which shall be the sole original thereof and which shall be delivered to the Trustee and held by the Trustee during the term hereof);

                          (v)   an original CRC Mortgage and Foodmaker
         Mortgage with respect to the Substitute Unit
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         executed by the applicable Borrower and the Lessee, respectively, with the collateral assignment thereof from the Issuer to the Trustee, which Mortgages and collateral assignment shall be in the form of the deed of trust or mortgage (as applicable) attached as Exhibits D-1, D-2, D-3 or D-4, as the case may be, with such modifications thereto as may be necessary under applicable state law as approved by the Noteholders' Counsel;

                         (vi) an original supplement to the applicable CRC Lease Assignment with respect to the Substitute Unit in the form attached as Exhibit N;

                        (vii) a Uniform Commercial Code financing statement on Form UCC-1 naming CRC-I or CRC-II, as applicable, and the Lessee, respectively, as debtor, the Issuer, as secured party and the Trustee, as assignee;

                       (viii) the Insurance Policies or certificates (which may be blanket certificates) evidencing the Insurance Policies concerning the Substitute Unit;

                         (ix) a copy of any survey required in connection with the issuance of Title Policies concerning the Substitute Unit, if available;

                          (x) a copy of the MAI appraisals required under the applicable CRC Lease, each dated not more than 60 days before the date of such Substitution, concerning the Substitute Unit;

                         (xi) a copy of a "Phase I" environmental report concerning the Substitute Unit, to the extent in the Lessee's or CRC-I's or CRC-II's possession;

                        (xii) any necessary Uniform Commercial Code financing statements on Form UCC-1 naming the Issuer, as debtor, and the Trustee, as secured party;

                       (xiii) the Title Policy or Policies for the Substitute Unit or a commitment therefor, insuring the CRC Mortgage and the Foodmaker Mortgage for such Substitute Unit as valid first priority liens on, among other things, the applicable Borrower's estate for years interest or the Lessee's reversionary interest in such Property, as applicable, in favor of the Issuer and the Trustee
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         (by virtue of the collateral assignment thereof to the Trustee referred to in clause (vi) above), subject to no exceptions other than Permitted Encumbrances;

                        (xiv)   an updated schedule to the CRC Notes
         describing the Mortgages which secure such notes; and

                         (xv) opinions of counsel addressed to the Trustee and the Noteholders (including from special New York counsel and local counsel acceptable to the Trustee in the state in which the Substitute Unit is located), substantially in the forms attached hereto as Exhibits B, and I-1 through I-4, as applicable, with respect to, among other things the due authorization, execution, delivery and enforceability by and against the Issuer, the applicable Borrower and the Lessee of each of the documents referred to in this Section to which such entity is a party, which opinions may include customary assumptions, limitations, qualifications and exclusions.

                    In no event shall any Substitution be permitted if a CRC Lease Event of Default or an Event of Default under any Foodmaker Mortgage has occurred and is continuing.

                    All such Security Documents and other documents and assignments thereof to the Trustee shall be in appropriate form for filing or recording and shall be duly filed or recorded in the offices where such filing or recording is required in the state where the relevant Substitute Unit is located; provided that the Trustee shall not be required to determine whether any document is in recordable form or see to the filing or recording of any document. With respect to the original Security Documents or any other of the documents referred to above or any assignments thereof to the Trustee that requires filing or recordation, the Issuer shall represent and warrant in writing that such original Security Document or other document or assignment thereof has been delivered to the title company issuing the Title Policies for filing or recordation, as the case may be. In all such instances, the Issuer shall deliver or cause to be delivered such original Security Document or other document or assignment thereof to be filed or recorded to the Trustee, with evidence of filing or recording, as the case may be, indicated thereon, within 60 days after the Substitution.
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                    All filing and recording required pursuant to this
Section 11.18 shall be accomplished at the expense of the Issuer.

                    All of the foregoing documents and items shall be subject to review by Noteholders' Counsel for conformity with the requirements hereof and of the applicable CRC Lease, and if a Substitute Unit is located in a state other than Arizona, California, Texas, Washington, Illinois or Missouri, to review by local counsel in such state to the extent Noteholders' Counsel deems reasonably necessary. The Issuer shall pay or cause the Lessee to pay all expenses incurred by the Trustee and the Noteholders in connection with any such Substitution, including, without limitation, reasonable attorneys' fees and expenses (including, without limitation, for special local counsel) incurred in reviewing any of the foregoing documents or items.

                    (c) Upon satisfaction of the foregoing conditions of this Section 11.18, the Substitute Unit shall constitute a Property for all purposes of this Indenture and the Trustee shall execute and deliver releases relating to the Released Unit to release such Released Unit from the lien of this Indenture and the lien of the applicable Mortgages in accordance with
Section 5.06 of the applicable Mortgages. The Trustee may rely conclusively on Noteholders' counsel as to satisfaction of the conditions to any such release.

Section 11.19.  Early Termination Election.

                    The Lessee shall have the right, at its option, at any time on or after the fifth anniversary of the Closing Date, to deliver an Early Termination Election with respect to any Property, Potential Additional Unit or Potential Construction Unit in accordance with Article 37 of the applicable CRC Lease and have such Property or unit released from the lien of this Indenture and any applicable Mortgages by making a payment under the Notes as provided in Section 5 of the Notes, and satisfaction of all other conditions set forth in Article 28 (as applicable to an Early Termination Election) and Article 37 of the applicable CRC Lease and in Section 6 of the Notes. The Issuer shall provide, or cause the Lessee to provide, to the Trustee copies of all appraisals and all necessary calculations for such prepayment as may be requested by the Trustee, with the notice to the Trustee of prepayment required under the Notes. Upon receipt by the Trustee of copies of such appraisals and calculations satisfactory to the Trustee, and
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satisfaction of all other conditions set forth or referred to in this Section
11.19 above, the Trustee shall execute and deliver releases relating to the Terminated Unit(s) (as defined in the CRC Leases) to release such Property from the lien of this Indenture and the applicable Mortgages. The Issuer shall pay or cause the Lessee to pay all expenses incurred by the Issuer and the Trustee in connection with any Early Termination Election, including, without limitation, reasonable attorneys' fees and expenses.

Section 11.20.  Limitation on Liability of the Trustee Under
Article Eleven.

                    Neither the Trustee nor any of its officers, directors, employees, or agents shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under this Article Eleven; provided, however, that this provision shall not protect the Trustee or any such Person against any liability which would otherwise be imposed by reason of wilful misconduct, bad faith, reckless disregard or negligence in the performance of its duties under this Article Eleven, or (b) responsible in any manner to any Person for any recitals, statements, representations, or warranties made by the Issuer, Foodmaker, the Borrowers or any officer thereof contained in the Mortgage Note Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Trustee under or in connection with the Mortgage Note Documents or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of such Mortgage Note Documents or for any failure of the Issuer, Foodmaker or either Borrower to perform its obligations thereunder. The Trustee shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, such Mortgage Note Documents or to inspect the properties, books, or records of the Issuer, Foodmaker or either Borrower other than and to the extent as expressly required hereunder.


                               ARTICLE TWELVE

                               MISCELLANEOUS


Section 12.1.  Right to List of Holders.

                    Any Noteholder shall have the right, upon five days prior notice to the Trustee, to obtain a complete list of Noteholders.
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Section 12.2.  Form of Documents Delivered to Trustee.

                    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents.

                    Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.3.  Acts of Noteholders.

                    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as otherwise expressly provided herein or in such instrument, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

                    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Trustee deems sufficient.

                    (c) The ownership of Notes shall be proved by the Note Register.

                    (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder (and any transferee thereof) of every
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Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 12.4.  Notices, Etc., to Trustee and Issuer.

                    Any request, demand, authorization, direction, notice, consent, waiver, or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                          (i) the Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder when delivered if made, given, furnished or filed in writing to the Trustee addressed to it at its Corporate Trust Office; or

                         (ii)   the Issuer by the Trustee or by any
         Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, by first-class mail, postage prepaid, sent by facsimile or telecopier or sent by overnight courier to the Issuer addressed to it c/o Mr. Christopher Wilson, at 1-1 Concord Green, Concord, Massachusetts 01742, with a copy to Mr. Charles Duddles, c/o Foodmaker, Inc., 9330 Balboa Avenue, San Diego, California 92123.

Section 12.5.  Notices to Noteholders; Waiver.

                    Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by first-class mail, postage prepaid, (or, upon the prior direction to the Trustee by a Noteholder, sent by facsimile or telecopier or sent by overnight courier) to such Noteholder, at its address for such notice as it appears on the respective Note Register. Any defect in any notice so given to any particular Noteholder shall not affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for any notice or delivery to Noteholders, such notice shall also be delivered to the Rating Agencies so long as they continue to rate any of the Notes.

                    The Trustee shall deliver to each Noteholder a copy of any request, demand, authorization, direction, notice,
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consent, waiver or other document received by the Trustee, in connection with this Indenture, any of the Mortgage Note Documents or any other documents referred to herein, and which does not indicate it has been previously or concurrently furnished to each Noteholder.

                    Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken or omitted in reliance upon such waiver.

Section 12.6.  Effect of Headings and Table of Contents.

                    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 12.7.  Successors and Assigns.

                    All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 12.8.  Separability.

                    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.9.  Benefits of Indenture.

                    Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture; provided, however, that the Lessee shall be a third party beneficiary of those specific provisions of this Indenture which call for payments to be made directly to the Lessee or for performance of other obligations to be made in favor of the Lessee.
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Section 12.10.  Legal Holidays.

                    In the event that the date of any Payment Date or other date for any payment hereunder shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or other date for any payment hereunder, and no additional interest shall accrue for the period from and after any such nominal date.

Section 12.11.  Limitation on Interest.

                    Anything herein or in any Note to the contrary notwithstanding, the amount of interest payable or paid on any Note under the terms of this Indenture shall be limited to any amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States and the State of New York, that could lawfully be contracted for, charged, or received (the "Highest Lawful Rate"). In the event any payment of interest is made in violation of this provision, the parties hereto stipulate, and each Noteholder by his purchase of a Note is hereby deemed to stipulate, that such excess amount shall be deemed to have been paid as a result of an error on the part of both the Trustee, acting on behalf of the Holder of such Note, and the Issuer and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Trustee, apply the excess to the payment of principal of such Note, if any, remaining unpaid. In addition, all sums, which must be treated as interest, paid or agreed to be paid to the Trustee for the benefit of Holders of Notes for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such Notes.

Section 12.12.  Governing Law.

                    THIS INDENTURE, EACH NOTE AND EACH COLLATERAL
ASSIGNMENT
ATTACHED AS PART II TO EACH MORTGAGE SHALL BE CONSTRUED IN
ACCORDANCE WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 12.13.  Counterparts.

                    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to
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be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 12.14.  Indulgences Not Waivers.

                    Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise of the same or of any other such right, remedy, power or privilege with respect to any occurrence or be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver will be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 12.15.  Recordation of Agreement.

                    To the extent permitted by applicable law, this Indenture is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the Issuer's expense at direction of the Majority Noteholders accompanied by an Opinion of Independent Counsel to the effect that such recordation materially and beneficially affects the interests of the Trustee or is necessary for the administration or servicing of the CRC Notes and the Mortgages. For the purpose of facilitating the recordation of this Indenture as herein provided and for other purposes, this Indenture may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 12.16.  Attorneys' Fees.

                    Notwithstanding anything to the contrary contained herein but subject to the provisions of Section 2.12 hereof, in each case where this instrument provides for the payment of the attorneys' fees and expenses of in-house or staff counsel to the Noteholders or the Trustee, such provision shall obligate the Issuer to pay only the reasonably allocated fees and expenses of in-house or staff counsel to the Trustee, based on a billing for legal services actually rendered on an hourly basis and at a reasonable hourly rate.
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                    IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be executed, as of the day and year first above written.

                               FM 1993A CORP., a Delaware corporation,
                               as principal and as agent for the Borrowers


                               By:  /S/ CHARLES DUDDLES
                                   -------------------------------
                               Name:   Charles Duddles
                               Title:  President



                                STATE STREET BANK AND TRUST COMPANY,
                                as Trustee



                               By: /S/ DANIEL GOLDEN
                                  _________________________________
                               Name:   Daniel Golden
                               Title:  Assistant Vice President

                           ATTACHMENTS TO INDENTURE


                                   SCHEDULES


Schedule A-1   Schedule of 29 Existing Assets to be funded
               on the Closing Date

Schedule A-2   Schedule of 16 Construction Units to be
               funded on the Closing Date

Schedule A-3   Schedule of 9 Potential Additional Units to
               be funded after the Closing Date

Schedule B     Schedule of 22 Potential Construction Units
               to be acquired by Lessee after the Closing
               Date

Schedule C     Unit Percentages

Schedule D     Schedule of Trustee's Fees